EXHIBIT 10.31

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made and entered into as of January 14, 2008 (the “Effective Date”), between Alfacell Corporation, a Delaware corporation with its principal place of business at 300 Atrium Drive, Somerset, New Jersey 08873 (“Alfacell”), and Par Pharmaceutical, Inc., a Delaware corporation with its principal place of business at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677 (“Par”). Alfacell and Par may be referred to herein individually as a “Party”, or together as the “Parties”.

Recitals

Whereas, Alfacell has expertise developing pharmaceutical products and has developed and owns certain proprietary technology and know-how relating to the design and manufacture of the Product (as defined in Section 1.1) in the Field; and

Whereas, Par has expertise in developing, manufacturing and marketing certain pharmaceutical products and wishes to develop and market the Product in the Field in the Territory as further described herein, and Alfacell agrees to grant Par the rights to do so pursuant to the terms of this Agreement.

Now, Therefore, in consideration of the foregoing and the covenants and promises contained herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. For the purposes of this Agreement, the following defined terms have the respective meanings set forth below:

“Accelerated Approval” means approval of a Product NDA pursuant to 21 C.F.R. Part 314 Subpart H (a) in which the FDA evaluation of the NDA is performed on the basis of a surrogate marker (a measurement intended to be a substitute for the clinical measurement of interest) that is considered likely to predict patient benefit and (b) that may be a provisional approval, with a required written commitment to complete clinical studies that formally demonstrate patient benefit.

“Affiliate” means, with respect to a Party and for so long as the relationship exists, any other entity that directly or indirectly controls, is controlled by, or is under common control with, such Party. An entity shall be regarded as in control of another entity if it owns, or directly or indirectly controls, greater than fifty percent (50%) of the voting stock or other ownership interest of such entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other entity by any means whatsoever.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

“AG Product” means a generically-labeled version of the Product (i.e., such Product does not bear the Trade Name) supplied by Alfacell and sold by Par and/or its Sub-distributors or permitted sublicensees.

“Agreement” has the meaning set forth in the introductory paragraph.

“Alfacell” has the meaning set forth in the introductory paragraph.

“Alfacell Indemnitee” has the meaning set forth in Section 12.2.

“Alfacell Information” means any Product-related information Owned or Controlled by Alfacell as of the Effective Date or Owned or Controlled by Alfacell after the Effective Date that, with respect to a Product in the Field in the Territory, (a) is directly related to use or sale of the Commercialized Product, (b) is included in an Alfacell NDA filing for the Product within the scope of this Agreement, (c) is otherwise reasonably requested by Par and provided by Alfacell in its sole discretion, or (d) is lawfully obtained by Alfacell from a Third Party without restriction on disclosure to Par, but only to the extent that such Product-related information is necessary or useful for, and is specific to use, utilization, or sale of the Product, and is disclosed to Par by Alfacell pursuant to this Agreement. Program Developments Owned or Controlled by Alfacell that are not Alfacell Patents, shall be Alfacell Information. For the avoidance of doubt, Alfacell shall have no obligation to disclose to Par any Ranpirnase or Product manufacturing Know-How Owned or Controlled by Alfacell, except in connection with Section 4.2 of this Agreement.

“Alfacell Patents” means any United States patents and patent applications Owned or Controlled by Alfacell as of the Effective Date or Owned or Controlled by Alfacell after the Effective Date that cover Ranpirnase or Product, the importation, use or making of Ranpirnase or Product, or any part of the foregoing or that in Par’s opinion may cover Competing Products, the importation, use or making of Competing Product, or any part thereof. Such Alfacell patents and patent applications as of the Effective Date are set forth on Schedule 1.1, which is attached hereto and made part of this Agreement. Schedule 1.1 shall be amended from time to time during the Term to reflect any such patents Owned or Controlled by Alfacell after the Effective Date. The term “Alfacell Patents” shall include continuations, divisions, provisionals or any substitute applications of the patents and patent applications set forth on Schedule 1.1, any patent issued with respect to any such patent applications, and any reissue, reexamination, renewal or extension (whether by patent law or regulation, or any other law or regulation, for example FDA related extensions) of any such patent.

“Alfacell Technology” means Alfacell Patents and Alfacell Information.

“Amphinase(s)” means all pharmaceutical agents disclosed or claimed in one or more of the following:

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

Patent No. US 7,229,824 B1

U.S. Patent Application No. 11/759,247 filed 7 JUN 2007

U.S. Patent Application No. 11/759,249 filed 7 JUN 2007

U.S. Patent Application No. 11/759,250 filed 7 JUN 2007

U.S. Patent Application No. 11/759,251 filed 7 JUN 2007

U.S. Patent Application No. 11/759,952 filed 8 JUN 2007

U.S. Patent Application No. 11/759,953 filed 8 JUN 2007

U.S. Patent Application No. 11/759,954 filed 8 JUN 2007

U.S. Patent Application No. 11/759,955 filed 8 JUN 2007

The term “Amphinase” also means and includes all pharmaceutical agents disclosed or claimed in any patents issuing on any of the above-referenced patent applications, and all pharmaceutical agents disclosed or claimed in any continuation, division, reexamination, or reissue thereof.

“cGMP” means the regulatory requirements for current good manufacturing practices promulgated by the FDA under authority of the U.S. Food, Drug and Cosmetic Act, particularly 21 C.F.R. Section 210 et seq., as the same may be amended from time to time.

“Change of Control” means, in respect of either Party, an event in which: (a) any other person or group of persons (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act) not then beneficially owning more than fifty percent (50%) of the voting power of the outstanding securities of such Party acquires or otherwise becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of such Party representing more than fifty percent (50%) of the voting power of the then outstanding securities of such Party with respect to the election of directors of such Party; or (b) such Party (i) consummates a merger, consolidation or similar transaction with another person where the voting securities of such Party outstanding immediately preceding such transaction (or the voting securities issued with respect to the voting securities of such Party outstanding immediately preceding such transaction) represent less than fifty percent (50%) of the voting power of such Party or surviving entity, as the case may be, immediately following such transaction, or (ii) disposes by sale, assignment, exclusive license or otherwise of all or substantially all of its intellectual property rights, except for licenses under such intellectual property rights in the ordinary course of business and any isolated sale or assignment of specific items of intellectual property.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

“Clinical Supplies” means supplies of the Product, manufactured, packaged and labeled in compliance with cGMP and applicable law, in such form and dosage as is determined by Alfacell pursuant to the Development Program, and suitable for use in the conduct of pre-clinical and/or human clinical trials of the Product in the United States pursuant to the Development Program.

“CMC Section” means the Chemistry, Manufacturing and Controls section of an NDA submission.

“Code” has the meaning set forth in Section 13.3.

“Commercialization” means the marketing, promotion, advertising, selling and/or distribution of the Product in the Field in the Territory after Regulatory Approval has been obtained; and the term “Commercialize” has a corresponding meaning.

“Commercialization Committee” has the meaning set forth in Section 2.2.

“Commercially Reasonable Efforts” means, with respect to each Party, the continuous and diligent efforts and commitment of resources of a degree and kind in accordance with such Party’s reasonable business, legal, medical and scientific judgment that are consistent with the efforts and resources such Party uses for other products owned by it or to which it has similar rights, which are of similar market potential and at a similar stage in their life cycle, taking into account the competitiveness of the marketplace, the regulatory structure involved and other relevant factors; and the term “Commercially Reasonable” has a corresponding meaning. For a Product other than an AG Product, Par’s efforts and commitments for purposes of this definition will be determined by comparison to Par’s branded products; for an AG Product, Par’s efforts and commitments for purposes of this definition will be determined by comparison to Par’s other authorized generic products.

“Competing Product” means any pharmaceutical product containing (a) Ranpirnase or (b) any compound or moiety that includes Ranpirnase or is derived from, or substantially similar to, Ranpirnase or its nucleic acid sequences as a starting material, intermediate or base material and, in either case (i) for parenteral administration or (ii) in the Field; provided, however, that (x) no Amphinase shall be considered a Competing Product, and (y) on and after the date that a Third Party sells or offers for sale a generically-labeled version of the Product, the definition of the term “Competing Product” will be limited to a pharmaceutical product containing Ranpirnase and any generic equivalent thereof (as determined by the FDA).

“Confidential Information” means information of a Party that is disclosed to or obtained by the other Party (including information obtained by a Party as a result of access to the facilities of the other Party) either prior to or during the Term, which information is non-public, confidential or proprietary in nature, including trade secrets, financial data, product information, manufacturing methods, market research data, marketing plans, identity of customers, nature and source of raw materials, product formulation and methods of producing, testing and packaging; provided, however, that Confidential Information shall not include information that a Party can demonstrate by written evidence: (a) is in the public domain other than as a result of a breach by such Party (or any of its Sub-distributors) of its obligations of confidentiality contained herein; (b) was known by the receiving Party prior to receipt from the disclosing Party; (c) has been developed by the receiving Party independent of any Confidential Information of the disclosing Party; or (d) was subsequently, lawfully and in good faith, obtained by the receiving Party on a non-confidential basis from a Third Party that was not under an obligation to treat such information in a confidential manner and had a lawful right to make such disclosure. Without limiting the foregoing, the terms of this Agreement shall constitute “Confidential Information” of both Parties hereunder.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

“Contract Year” means (a) if the Initial Commercial Sale occurs during the first 45 days of a calendar quarter, a twelve (12) month period starting on the first day of the calendar quarter in which the Initial Commercial Sale (or an anniversary thereof, as the case may be) occurs or (b) if the Initial Commercial Sale occurs other than during the first 45 days of a calendar quarter, a twelve (12) month period starting on the first day of the calendar quarter immediately following the calendar quarter in which the Initial Commercial Sale (or an anniversary thereof, as the case may be) occurs; provided, however, that if a Contract Year is triggered pursuant to the foregoing clause (b), then, for purposes of computing Net Sales during the initial Contract Year, the Parties will include the Net Sales during the forty-five (45) days immediately prior to thereto.

“CPR” has the meaning set forth in Section 14.5.

“Damages” has the meaning set forth in Section 9.3(e).

“Detail” means, with respect to the Product, a face-to-face contact between a sales representative and a physician or other medical professional licensed in the Territory to prescribe drugs, during which a First Position Detail or Secondary Position Detail is made to such person, in each case as measured by each Party’s internal recording of such activity; provided, that such meeting is consistent with and in accordance with the requirements of applicable laws and this Agreement.

“Development Committee” has the meaning set forth Section 2.1(a).

“Development Costs” means all direct and indirect costs and expenses incurred by Alfacell in connection with the Development Program, which may include (a) costs associated with designing, planning and conducting Phase III Clinical Trials and/or the Phase IIB studies for the Product and all subsequent clinical testing and trials, including all third-party costs and expenses of any and all Phase IIIB and Phase IV studies with respect to the Product that are required by the FDA, and including all costs associated with meeting with the ODAC and/or completion of any studies as a result of such meetings, (b) costs in connection with seeking, obtaining and maintaining Regulatory Approval, including all FDA filing fees, (c) payments made to Third Parties in connection with the Development Program, (d) materials and supplies, and (e) license or acquisition fees and other costs and expenses associated with Alfacell’s obtaining from a Third Party any trademarks, tradenames, logos, trade dress or similar intellectual property rights licensed or acquired by Alfacell after the Effective Date for use in connection with Commercialization of the Product in the Field in the Territory.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

“Development Program” means Alfacell’s activities associated with Alfacell’s development of the Product in the Field for sale in the Territory by Par pursuant to this Agreement, including (a) research and development of a recombinant version of Ranpirnase; (b) manufacture and formulation of the Product for preclinical and clinical studies; (c) planning, implementation, evaluation and administration of human clinical trials of the Product in the Field in the Territory; (d) manufacturing process development and scale-up for the manufacture of the Product; (e) preparation and submission of applications for Regulatory Approval in the Field in the Territory; and (f) post-market surveillance of approved Product Indications.

“Direct Cost” means the actual costs and expenses paid by Alfacell to Third Party manufacturers for Product in finished form, filled, labeled and packaged for commercial sale, such costs and expenses not to exceed $*** per 1 mg vial except with the prior written consent of Par, which consent shall not be unreasonably withheld; provided, however, that if the Parties determine to launch a Product where Ranpirnase has been obtained from a recombinant source, then the Direct Cost shall be amended as the Parties mutually agree.

“Effective Date” means the date set forth in the introductory paragraph.

“Ex-U.S. Shipping Costs” means, if Alfacell’s manufacturing facility or that of its Third Party Manufacturer (as defined in the Supply Agreement) as designated by Alfacell pursuant to Section 5.1 of the Supply Agreement is located outside of the continental United States, all charges and fees for freight, shipping, customs, duties, and insurance incurred by Par for shipment of Product from such facility.

“Fair Market Value” means, when determined on an annual basis, the total annual cost per sales representative including salary, commission, benefits, car allowance and legitimate reimbursable travel and/or home office expenses, divided by the number of annual Details delivered by the sales representative, multiplied by the percentage of Product presentation time per Detail (based on the Product presentation position in the Detail, e.g., 60% for First Position Details, 40% for Secondary Position Details). The Fair Market Value may also be determined on a calendar quarter basis, as applicable.

“FDA” means The Food and Drug Administration of the United States Department of Health and Human Services, or any successor agency(ies) thereof performing similar functions.

“Field” means all uses for cancer in humans.

“First Position Detail” means a Detail in which no more than three (3) products are presented, in which key attributes of the Product are verbally presented consistent with the terms of this Agreement and applicable laws, and where the Product receives *** percent (***%) or more of the total call time and is given primary emphasis (i.e., an emphasis that is more important than the emphasis given to any other product presented).

“Force Majeure Event” has the meaning set forth in Section 14.7.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

“Future Indication” means an Indication of the Product for the treatment of *** any other specific disease or condition in the Field to which the Parties mutually agree in writing.

“Full Approval” means, in respect of the Product for the Primary UMM Indication, Secondary UMM Indication or any Future Indication, Regulatory Approval upon which the FDA has granted full approval (i.e., any FDA approval that is not Accelerated Approval) to market the Product for such Indication in the United States.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (a) any government of any country, (b) a federal, state, province, county, city or other political subdivision thereof or (c) any supranational body. The term “Governmental Authority” includes the FDA.

“Indemnitor” has the meaning set forth in Section 12.3.

“Indication” means any approved human therapeutic use(s) for the Product in the Field.

“Initial Commercial Sale” means the first sale of the Product by Par or a Sub-distributor to a Third Party in the Field in the Territory following Regulatory Approval for the Primary UMM Indication, the Secondary UMM Indication or a Future Indication (whichever Indication is approved for the first Product sale in the Territory).

“Insolvent Party” has the meaning set forth in Section 13.3.

“Knowledge” of Alfacell means the actual knowledge of Kuslima Shogen, Lawrence A. Kenyon, Andrew P. Aromando and/or Diane Scudiery, in each case after due and reasonable inquiry.

“Losses” has the meaning set forth in Section 12.1.

“Material Commercialization Decision” has the meaning set forth in Section 2.2(d).

“Material Development Decision” has the meaning set forth in Section 2.1(b)(iii).

“Modified Targeted Ranpirnase” means Targeted Ranpirnase other than for UMM or any Future Indication.

“Net Margin” means Net Sales minus Ex-U.S. Shipping Costs (if applicable).

“Net Sales” means, ***.

“NDA” means the New Drug Application and all amendments and supplements thereto for the Product submitted by Alfacell to the FDA, including all documents, data and other information included in an accepted NDA submission for Regulatory Approval to market and sell the Product in the Field in the Territory.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

“ODAC” has the meaning set forth in Section 3.1.

“Owned or Controlled by” means, with respect to any patent or other intellectual property right, the possession of the ability, whether directly or indirectly, and whether by ownership, license or otherwise, to grant a license, sublicense or other right to or under such Patent or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party (and in the case of United States Patent Nos. 6,649,392 and 6,649,393, subject to the interests of the U.S. Government therein).

“Par” has the meaning set forth in the introductory paragraph.

“Par Indemnitee” has the meaning set forth in Section 12.1.

“Par Promoted Products” means all FDA-approved branded products that Par is promoting or co-promoting in the Territory for their approved indications.

“Party” and “Parties” have the meaning set forth in the introductory paragraph.

“Phase III Clinical Trials” means that portion of the Development Program that provides for human clinical studies in the Field that (a) are conducted in a number of patients that is intended to be sufficient to obtain a definitive evaluation of the therapeutic efficacy and safety of a Product in patients for a given Indication as required by 21 C.F.R. §312.21(c), and (b) are needed to evaluate the overall risk-benefit relationship of the Product and to provide adequate basis for obtaining requisite Regulatory Approvals.

“Primary UMM Indication” means the Indication of the Product for the treatment of patients with UMM whose disease is either unresectable or who are otherwise not candidates for surgery, wherein (a) the labeling for such Indication recites “ONCONASE® (ranpirnase) in combination with doxorubicin is indicated for the treatment of patients with malignant pleural mesothelioma whose disease is unresectable or who are otherwise not candidates for curative surgery” or a substantially equivalent or broader label for such Indication, (b) neither the indication nor clinical pharmacology section of the label is limited to use only in patients who have first used and/or failed Altima, and (c) such Indication is supported by data from a pivotal study that demonstrates a statistically significant survival benefit of at least two months.

“Product” means any pharmaceutical product containing Ranpirnase for parenteral administration that has been developed by Alfacell or is developed by Alfacell pursuant to this Agreement, including as the Product may be modified to obtain Regulatory Approval thereof, including the AG Product.

“Product Infringement” has the meaning set forth in 9.3(c).

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

“Product Studies” means clinical studies, pre-clinical studies, safety studies, epidemiological studies, modeling and pharmacoeconomic studies, in each case including any ancillary or incidental development, investigation or research pertaining thereto, that are designed (a) to support Regulatory Approval for the Product in the Field in the Territory, or (b) to support publications, promotional and educational activities, future labeling changes or new Indications for Ranpirnase. Unless otherwise expressly provided herein or agreed to by the Parties, all “Product Studies” shall be owned by Alfacell.

“Program Developments” means all inventions, discoveries, patents, patent applications, know-how, copyrights and works of authorship and other intellectual property that are related to Ranpirnase in the Field and are made, developed, created, conceived or reduced to practice during the Term of this Agreement by Alfacell in connection with its work in the Development Program, regardless of whether the invention, discovery, patent application, know-how, or work is patentable.

“Ranpirnase” means the active pharmaceutical ingredient described in Exhibit A, which may be obtained from natural sources or a recombinant source. For the sake of clarity, sequence variants, and fusion proteins and conjugates that incorporate Ranpirnase, are expressly excluded, but various formulations of the active pharmaceutical ingredient described in Exhibit A are included.

“Regulatory Approval” means all approvals (including, where applicable, pricing and reimbursement approval and schedule classifications), product and/or establishment licenses, registrations or authorizations of any Governmental Authority, necessary for the commercialization, use, storage, import, export, transport, offer for sale, or sale of a pharmaceutical product for human use in a regulatory jurisdiction within the Territory, including, if and as applicable, the issuance by the FDA of an action letter indicating approval of the NDA; provided, however, that Regulatory Approval for the Product in any Future Indication can occur following issuance by the FDA of an action letter indicating Accelerated Approval of the NDA.

“Representatives” has the meaning set forth in Section 8.1.

“Royalty” has the meaning set forth in Section 6.3(a).

“SEC” has the meaning set forth in Section 14.13.

“Secondary Position Detail” shall mean a Detail in which no more than three products are presented, in which key attributes of the Product are verbally presented consistent with the terms of this Agreement and applicable laws, and where the Product is given significant emphasis (i.e., an emphasis that is more important than the emphasis given to any other product presented (other than the product that is presented as the First Position Detail)).

“Secondary UMM Indication” means an Indication of the Product for the treatment of UMM, other than the Primary UMM Indication.

“Solvent Party” has the meaning set forth in Section 13.3.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

“Sub-distributor” has the meaning set forth in Section 4.3.

“Supply Agreement” has the meaning set forth in Section 2.4.

“Targeted Ranpirnase” means any Competing Product that is designed to act, and does act, or is reasonably understood to act, only in a specific manner on only a particular cell, tissue or organ system, for an indication in the Field.

“Territory” means the United States of America, including its territories, possessions, protectorates and the Commonwealth of Puerto Rico and any United States military base or installation located outside of the United States of America.

“Term” has the meaning set forth in Section 13.1.

“Third Party” means any person or entity other than Alfacell or Par or an Affiliate of Alfacell or Par.

“Third Party Product Event” has the meaning set forth in Section 7.4.

“Trademark” means the trademark under which the Product may be sold in the Field in the Territory, including as set forth in Exhibit B, as may be amended by the Parties from time to time.

“Trade Name” means each trade name (i.e., Trademark) established for the Product under this Agreement.

“Transfer Price” means ***.

“UMM” means unresectable malignant mesothelioma or mesothelioma presented in a patient who otherwise is not a candidate for surgery.

“Valid Claim” means (a) an unexpired claim of an issued patent within the Alfacell Patents that has not been held to be unpatentable, invalid or unenforceable by a United States court, the United States Patent and Trademark Office, or other authority in the United States, from which decision no appeal is taken or can be taken; and (b) a claim of a pending application within the Alfacell Patents.

1.2 Certain Rules of Construction.

(a) As used in this Agreement, unless the context otherwise requires: Section, Schedule, Article and Exhibit references are intended to refer to this Agreement; words describing the singular number shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting natural persons shall include corporations, partnerships and other entities, and vice versa; the words “hereof”, “herein” and “hereunder”, and words of similar import, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; the term “include” and derivations thereof are not intended to apply any limitation to the item(s) specified; and terms such as licensor, licensee and license will be interpreted broadly to refer also to sub-licensing arrangements and/or the Parties thereto.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(b) This Agreement is between financially sophisticated and knowledgeable entities and is entered into by the Parties in reliance upon the economic and legal bargains contained herein, the language used in this Agreement has been negotiated by the Parties hereto and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the Party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the Parties.

ARTICLE II

MANAGEMENT OF THE COLLABORATION

2.1 Development Committee.

(a) Establishment. The Parties hereby establish a committee consisting of such even number as shall be agreed by the Parties, fifty percent (50%) of whom shall be Par designees and fifty percent (50%) of whom shall be Alfacell designees (the “Development Committee”). Each of the Development Committee members shall have appropriate expertise to perform the functions assigned to the Development Committee pursuant to this Agreement. The initial Development Committee shall consist of a total of six (6) members who shall be designated by each Party within ten (10) business days after the Effective Date. Each Party shall have the right at any time and from time to time to designate a replacement, on a permanent or temporary basis, for any or all of its previously-designated members of the Development Committee. At the beginning of each calendar year during the Term, each Party shall appoint one of its designees to serve as a Co-Chair of the Development Committee. The initial Co-Chairs shall be designated by each Party within ten (10) business days after the Effective Date.

(b) Meetings and Procedures.

(i) The Development Committee shall meet at least once per calendar quarter, and more frequently at the reasonable request of either Party or as required to discuss and make efforts to resolve disputes, disagreements or deadlocks of the Development Committee, on such dates, and at such places and times, as the Parties shall agree; provided, however, that the Parties shall use their Commercially Reasonable Efforts to cause the first meeting of the Development Committee to occur within thirty (30) days after the Effective Date. The two Co-Chairs shall cooperate to send a notice and agenda for each meeting of the Development Committee to all members of the Development Committee reasonably in advance of the meeting. The location of regularly-scheduled Development Committee meetings shall alternate between the offices of the Parties, unless otherwise agreed. The members of the Development Committee also may convene or be polled or consulted from time to time by means of telephone conference, video conference, electronic mail or correspondence and the like, as deemed necessary or appropriate by the Co-Chairs. The Party hosting any Development Committee meeting shall appoint one person (who need not be a member of the Development Committee) to attend the meeting and record the minutes of the meeting in writing. Such minutes shall be circulated to the members of the Development Committee promptly following the meeting for review and comment.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(ii) Alfacell agrees to keep the Development Committee reasonably informed in respect of its conduct of the Development Program pursuant to its authority and responsibility set forth in Section 3.1, and in particular Alfacell shall provide the Development Committee with information related to the overall progress of the Development Program. Upon the request of Par’s members, Alfacell shall provide copies and updates of its development plans to the Development Committee. Par’s members shall provide advice, suggestions and constructive feedback on the Development Program. Additionally, Alfacell shall promptly notify the Development Committee if, during the Term, it discovers any new, reproducible uses for Ranpirnase in the Field which have been confirmed by Alfacell and/or are the subject of an invention disclosure or draft patent application, and relevant information related thereto (as such information provided by Alfacell shall be deemed Alfacell Information hereunder).

(iii) The Development Committee has no decision-making authority except as expressly set forth herein. Subject to Section 3.7, the final protocol design for any Phase III Clinical Trials for any Future Indication, including any material modification thereof (the “Material Development Decision”), shall be determined by a vote of the Development Committee. All decisions of the Development Committee shall be made by unanimous vote or unanimous written consent of both Parties, with each Party having, collectively among its respective designees, one vote in all decisions. The members of the Development Committee shall use Commercially Reasonable Efforts to decide all matters assigned to the Development Committee under this Agreement or otherwise referred to it by mutual agreement of the Parties; provided, however, that if the members of the Development Committee are unable to make a decision by unanimous vote or unanimous written consent within ten (10) days after commencing discussions regarding such decision, or if Development Program timing constraints make submission of any matter to the Development Committee impracticable, then Alfacell shall have the final decision-making authority with respect to such decision, except (A) in respect of the Material Development Decision, and/or (B) in respect of the Development Committee’s recommendation that Alfacell should not pursue a recombinant source of Ranpirnase, wherein any final decision not to pursue a recombinant source of Ranpirnase shall require the written approval of both Parties.

(c) Purposes and Powers. The principal purpose of the Development Committee shall be to provide a forum for open communication between the Parties with respect to development and manufacturing of the Product in general, and for Par to act in an advisory and consultative capacity with respect to the Development Program. The Development Committee shall make recommendations regarding the overall strategy for the Development Program, and shall provide advice, guidance, direction and other recommendations with respect to the Development Program. Subject to the express rights of the Parties as set forth herein, the functions of the Development Committee shall include:

(i) Acting as liaison between the Parties to ensure open and regular communication channels, and more particularly to ensure that the Parties are informed of, and have a forum to discuss, the ongoing progress of the Development Program;

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(ii) Reviewing and recommending (or declining to recommend) proposed amendments to the Development Program;

(iii) Reviewing, consulting on and providing input in respect of activities related to the manufacturing of the Product and the selection of manufacturer(s) of the Product (provided that Alfacell shall not be required to renegotiate any previously negotiated terms and conditions with any such Product manufacturer(s), and further provided that such consultation and input shall not unreasonably delay Alfacell’s negotiation and completion of its Product contract manufacturing arrangements, wherein the reasonableness of any delay shall be determined by Alfacell in good faith after consultation with Par);

(iv) Reviewing and recommending (or declining to recommend), in consultation with the Commercialization Committee, activities (A) related to the publication and/or dissemination of the clinical data and reports related to Product Studies, including publications, posters, abstracts and presentations, and (B) with respect to other matters that intersect or overlap with Commercialization activities; and

(v) Performing such other activities and discharging such other responsibilities as may be assigned to the Development Committee by the Parties pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

2.2 Commercialization Committee.

(a) The Parties hereby establish a committee, separate from the Development Committee, which shall provide a forum for open communication between the Parties regarding Product Commercialization activities in the Field, and which shall be responsible for such matters related to Commercialization of the Products in the Field in the Territory as may be described below. The Commercialization Committee shall consist of such even number as shall be agreed by the Parties, fifty percent (50%) of whom shall be Par designees and fifty percent (50%) of whom shall be Alfacell designees (the “Commercialization Committee”). Each Party shall have the right at any time and from time to time to designate a replacement, on a permanent or temporary basis, for any or all of its previously-designated members of the Commercialization Committee. At the beginning of each calendar year during the Term, each Party shall appoint one of its designees to serve as a Co-Chair of the Commercialization Committee. The initial Commercialization Committee shall consist of six (6) members (including the Co-Chairs of such Committee), who shall be designated by each Party within ten (10) business days after the Effective Date. For the sake of clarity, an individual may serve on both the Development Committee and the Commercialization Committee. The Commercialization Committee shall meet at least once per calendar quarter, and more frequently as mutually agreed by the Parties, on such dates, and at such places and times, as the Parties shall agree.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(b) Par agrees to keep the Commercialization Committee reasonably informed in respect of its Commercialization of Products in the Field in the Territory pursuant to its authority and responsibility set forth in Section 5.1, and in particular Par shall (a) provide the Commercialization Committee at its regularly scheduled meetings with copies of Par’s annual Product marketing plans, information regarding Par’s Commercialization strategy, and updates regarding the foregoing and the progress of Par’s Commercialization activities, (b) promptly advise the Commercialization Committee of any unforeseen material problems or delays encountered since the date of its last report in connection with the Commercialization activities, and (c) provide Alfacell as soon as reasonably practicable with such other material information as Alfacell’s Commercialization Committee members may reasonably request in writing from time to time with respect to the status of the Commercialization activities and progress. Alfacell’s members shall provide advice, suggestions and constructive feedback on such Commercialization strategy, plans and activities (especially in view of Alfacell’s retained rights regarding Product commercialization outside of the Field and outside of the Territory, and Alfacell’s desire to achieve (to the extent appropriate) global harmonization of Product commercialization (including branding) worldwide). Par will reasonably and in good faith consider any comments and recommendations that the Commercialization Committee may have with respect to the Commercialization of the Product.

(c) The Commercialization Committee shall (i) review and recommend (or decline to recommend), in consultation with the Development Committee, (A) activities related to the publication and/or dissemination of the clinical data and reports related to Product Studies, including publications, posters, abstracts and presentations and (B) matters that intersect or overlap with Product development and/or manufacturing activities, (ii) support Par’s strategy and plans regarding Commercialization (to the extent that such strategy and plans have been provided to the Commercialization Committee), and (iii) perform such other activities and discharge such other responsibilities as may be assigned to the Commercialization Committee by the Parties pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time. Par will reasonably and in good faith consider any comments and recommendations that the Commercialization Committee may have with respect to the Commercialization of the Product.

(d) The Commercialization Committee has no decision-making authority except as expressly set forth herein. All Commercialization issues related to the initial medical claims for the core launch materials for the Product that will be submitted to the FDA for pre-clearance review (the “Material Commercialization Decision”) shall be determined by a vote of the Commercialization Committee. If the Commercialization Committee is unable to agree on the Material Commercialization Decision, such dispute or disagreement shall be referred to the CEO of Alfacell and the CEO of Par for resolution, and the CEOs shall resolve the matter (without resort to Section 14.5). All decisions of the Commercialization Committee shall be made by unanimous vote or unanimous written consent of both Parties, with each Party having, collectively among its respective designees, one vote in all decisions. The members of the Commercialization Committee shall use Commercially Reasonable Efforts to decide all matters assigned to the Commercialization Committee under this Agreement or otherwise referred to it by mutual agreement of the Parties; provided, however, that if the members of the Commercialization Committee are unable to make a decision by unanimous vote or unanimous written consent within ten (10) days after commencing discussions regarding such decision, then, except in respect of any Material Commercialization Decision, Par shall have the final decision-making authority with respect to such decision (subject to any limitations on such authority expressly set forth herein); provided, however, that if Commercialization timing constraints make submission of the matter to the Commercialization Committee impracticable, then Par shall have the discretion to make such determination.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

2.3 Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and approved invitees to attend meetings of, and otherwise participate on, the Development Committee and/or Commercialization Committee.

2.4 Ancillary Agreements. All designees of each Party serving on the Development Committee and/or the Commercialization Committee shall as a condition to such service execute a nondisclosure agreement in form and substance reasonably satisfactory to the Parties. Additionally (i) as of the Effective Date, the Parties shall enter into a Supply Agreement which is attached hereto as Exhibit C (the “Supply Agreement”), and (ii) within sixty (60) days of the date that the first NDA is submitted to the FDA by Alfacell, the Parties shall enter into a Quality Agreement on mutually agreeable and customary terms, and (iii) within sixty (60) days after Alfacell’s election to co-promote Product pursuant to Section 5.3 or 5.4, the Parties shall enter into a definitive, written Co-Promotion Agreement on mutually agreeable terms in accordance with Section 5.4.

ARTICLE III

DEVELOPMENT PROGRAM

3.1 Alfacell Responsibility and Control. Subject to Sections 2.1(b)(iii) and 3.7, Alfacell shall have final decision-making authority and primary responsibility for the Development Program and all non-Commercialization strategies, plans and activities regarding the Product. Alfacell shall use its Commercially Reasonable Efforts to conduct the Development Program, to obtain Regulatory Approval for the Product, and to manufacture the Product, all in accordance with this Agreement. More specifically, Alfacell shall use its Commercially Reasonable Efforts to (a) develop the Product for the Primary UMM Indication and, subject to Section 3.7, at least one Future Indication, (b) prepare and submit all required application(s) for Regulatory Approval in the Field in the Territory in respect of the Product for such Indications, including the applicable NDA(s), and (c) if necessary, and subject to Section 6.2(a)(ii), work in consultation with the Development Committee to prepare for any meeting before, and comply with any action plans negotiated by Alfacell and the FDA in response to requests of, the Oncologic Drugs Advisory Committee to the FDA (the “ODAC”). Subject to Section 3.7, Alfacell has the sole right to develop the Product for Future Indications. Subject to the terms and conditions contained in this Agreement, Alfacell shall have sole responsibility and control over development and manufacture of the Product for use in the Field for the Territory and, subject to Section 3.3(b), all regulatory matters related thereto, including control over and responsibility for executing all aspects of the Development Program, including planning, strategy, administrative management, and fiscal control; provided, however, that, subject to Section 6.2(a)(ii), Alfacell shall include Par (through the Development Committee) in such efforts in an advisory and consultative capacity. As of the Effective Date, the Parties anticipate that the Development Program shall be conducted at and coordinated from the facilities of Alfacell. Alfacell shall comply, and shall require all of its Third Party agents and contractors, if any, to comply, with all applicable laws in the conduct of the Development Program.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

3.2 Development Program. Subject to the provisions of this Agreement, Alfacell shall determine the development plan(s) and the Development Program, and the execution thereof shall be within Alfacell’s decision-making authority and control (subject to Section 2.1(b)(iii)). Notwithstanding the foregoing or any other provision of this Agreement, Par acknowledges and agrees that (a) the Development Program is experimental in nature; and (b) Alfacell does not guarantee that the Development Program will be successful or that Regulatory Approval will be obtained for the Product in the Field in the Territory. During the Term, subject to the other provisions of this Agreement, Alfacell may revise the development plan(s) and/or the Development Program at any time and from time to time, provided that (y) Alfacell provides the Development Committee with a reasonable opportunity to review and comment on any proposed revision to the development plan(s) and/or the Development Program, and (z) Alfacell shall consider in good faith any such comments prior to the adoption and implementation of such revisions.

3.3 Clinical and Regulatory Approval.

(a) Conduct by Alfacell. The Parties acknowledge that Alfacell has initiated Phase III Clinical Trials in the Territory in respect of the Product for the Primary UMM Indication. Alfacell shall use Commercially Reasonable Efforts to (i) conduct required clinical trials of the Product for the Primary UMM Indication in the Territory and, subject to Section 3.7, for the Future Indications in the Territory agreed to be pursued by the Parties, and undertake steps to obtain Regulatory Approval in accordance with this Agreement and in a manner consistent with the Development Program; and (ii) through the Development Committee, include Par in such efforts in an advisory and consultative capacity. Alfacell acknowledges that certain Product-related activities undertaken by Alfacell outside of the Territory may trigger material reporting obligations to the FDA and may materially affect the Commercialization of the Product by Par in the Territory, and with respect to such activities that Alfacell determines in good faith are likely to trigger such materially reporting obligations and/or are likely to materially affect such Commercialization by Par, Alfacell shall disclose such Product-related activities outside of the Territory to Par and permit Par to promptly review them and provide comments and suggestions that would enable both Parties to achieve their objectives under this Agreement. If the Parties are unable to reach mutual agreement regarding a fair and reasonable approach that would avoid or minimize any material reporting obligations and material effects on Commercialization of the Product by Par, such dispute or disagreement regarding such fair and reasonable approach shall be referred to the CEO of Alfacell and the CEO of Par for resolution, and the CEOs shall resolve the matter (without resort to Section 14.5); provided, however, that this dispute resolution provision shall not empower Par’s CEO with any decision-making authority regarding Alfacell’s Product-related activities outside the Territory, including the right to veto any such activities.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(b) Regulatory Submissions.

(i) The Parties acknowledge that no Product has been reviewed or approved for sale or use as a human therapeutic product by any Governmental Authority. Subject to Section 3.1, Alfacell shall prepare any required application(s) for Regulatory Approval in the Field in the Territory. Unless otherwise agreed by the Parties, Alfacell shall own, in its entirety, all clinical data and reports related to Product Studies including clinical trials for the Product; provided, however, that, during the Term, Par shall have the right to (i) obtain copies of, and to use, Alfacell Information that is included in Alfacell’s NDA for the Product for an Indication, as Par reasonably determines is necessary or desirable to further the Commercialization of the Product in the Field in the Territory, and (ii) request copies of, and to use, Alfacell Information that is not included in Alfacell’s NDA for the Product for an Indication, with Alfacell’s consent (such consent not to be unreasonably withheld) as Par reasonably determines is necessary or desirable to further the Commercialization of the Product in the Field in the Territory. At all times both prior to and following Regulatory Approval of the Product in the Field in the Territory, Alfacell shall (A) inform Par of all substantive communications from the FDA concerning the NDA and any other material communications from the FDA concerning the Product in the Field within forty-eight (48) hours of receipt thereof, such substantiality and materiality to be solely based on Alfacell’s reasonable evaluation, and (B) provide copies of proposed material FDA communications and submissions concerning the Product to the Development Committee and Par prior to their submission to the FDA, subject to the extent practicable, as described below. Except to the extent that Alfacell must respond to the FDA or make a submission to the FDA before receipt of the Development Committee’s and/or Par’s comments, Alfacell will not respond substantively in writing to any FDA communication or otherwise make any written submissions to the FDA concerning, in either case, the Product in the Field without first giving Par a reasonable opportunity to review and comment thereon. Such opportunity shall not exceed ten (10) days, unless otherwise required by the FDA, in which case Alfacell shall use Commercially Reasonable Efforts to provide Par with an opportunity to review and comment to the extent practicable, but Par agrees that Alfacell shall be entitled to respond in any manner as Alfacell determines in its reasonable discretion is appropriate given the timing of the FDA regulatory review process. Alfacell shall review and consider in good faith any comments received from Par related to such FDA communications or submissions related to the Product in the Field, and any comments or suggestions timely received from Par that are otherwise related to Regulatory Approvals for the Product in the Field in the Territory. For the sake of clarity, the Parties recognize that the FDA regulatory review process may involve both non-Commercialization (i.e., development and/or manufacturing) and Commercialization aspects of the Product in the Field in the Territory (for example, proposed labeling of the Product for a given Indication). If any such intersection or overlap of Alfacell’s final decision-making authority regarding development and manufacturing and Par’s final decision-making authority regarding Commercialization results in a dispute or disagreement, such dispute or disagreement shall be referred to the CEO of Alfacell and the CEO of Par for resolution, and the CEOs shall resolve the matter (without resort to Section 14.5).

(ii) The Parties shall cooperate in good faith with respect to obtaining, and Alfacell shall use Commercially Reasonable Efforts to enable representatives of Par to attend, if and as requested by Par and as permitted by the FDA, formal meetings with the FDA relating to Regulatory Approval of the Product in the Field in the Territory. The Parties shall cooperate in good faith with respect to the conduct of any inspections by the FDA or equivalent foreign regulatory authority of a Party’s site and facilities related to the Product. To the extent either Party receives any material written or oral communication from the FDA or equivalent foreign regulatory authority relating to the Regulatory Approval process with respect to the Product in the Field in the Territory, the Party receiving such communication shall promptly notify the other Party and provide a copy of such written communication and/or a written summary of such oral communication as soon as reasonably practicable.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(iii) If “ONCONASE®” is not approved by the FDA as the Product Trade Name, Alfacell shall not submit any other Trade Name(s) for the Product for approval by the FDA unless such other Trade Name(s) has (have) been mutually agreed by the Parties. Subject to the license rights granted herein, Alfacell shall own all right, title, and interest to ONCONASE and all such Trade Names and intellectual property rights related thereto (including trademark and copyright), and Par shall (A) assign any right, title, and interest it has in any Trade Names (including intellectual property rights related thereto (including trademark and copyright)) to Alfacell, free and clear of all liens, claims, and encumbrances, and (B) take any and all actions reasonably requested by Alfacell in furtherance of the foregoing. *** related to the choosing of any new Trade Name for the Product in the Field in the Territory, including any market research studies conducted by Par pertaining to ONCONASE or any new proposed Trade Name(s) for the Product.

3.4 Development Program Funding. Except as otherwise expressly provided herein or as otherwise expressly agreed by the Parties in writing, Alfacell shall be solely responsible for payment of all Development Costs.

3.5 Development Program Reporting. Alfacell shall (a) provide Par at regularly scheduled meetings of the Development Committee with summary updates regarding the progress of the Development Program and Regulatory Approval process, (b) promptly advise Par of any unforeseen material problems or delays encountered since the date of its last report in connection with the Development Program, and (c) provide Par as soon as reasonably practicable with such other material information as Par may reasonably request in writing from time to time with respect to the status of the Development Program.

3.6 Post-Regulatory Approval. Alfacell shall, at its sole cost and expense and under its control and responsibility, (a) maintain Regulatory Approval(s) of the Product in the Field in the Territory at all times during the Term following receipt of the same, subject to Par’s cooperation with such efforts as may be required to maintain such Regulatory Approval(s) and (b) conduct any post-Regulatory Approval development programs for the Product that are required by or negotiated with the FDA as a condition to obtaining or maintaining Regulatory Approval of the Product. If mutually determined by the Parties to be beneficial to the development and/or Commercialization of Product in the Field in the Territory, the Parties shall collaborate and cooperate in conducting any post-Regulatory Approval development programs for the Product in the Field in the Territory that are not required by or negotiated with the FDA, ***. Such post-Regulatory Approval development programs shall be conducted in accordance with a written agreement and budget which are accepted in writing by both Parties.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

3.7 Future Indications Programs. Notwithstanding the scope of Alfacell’s decision-making authority set forth herein (including in Section 3.1), (a) without the prior consent of the Development Committee, Alfacell will not initiate a Phase III Clinical Trial on the Product for any Future Indication in the Territory unless the Development Committee has agreed to the design of such trial, and (b) even with such prior consent by the Development Committee, without the prior written consent of Par, (i) in any consecutive twenty-four (24) month period Alfacell shall not initiate first Phase III Clinical Trials on, and Par shall have no financial obligations in Section 6.2(b) (Future Indication Milestones) for, more than two (2) ongoing Future Indications in the Territory (where the initiation of a first Phase III Clinical Trial in a Future Indication in the Territory shall be deemed to occur on the date of administration of the first dose of the Product to the first patient in such first Phase III Clinical Trial), and (ii) Alfacell shall not initiate, in the aggregate, first Phase III Clinical Trials on more than three (3) Future Indications in the Territory. As of the Effective Date, the Indications recited in clauses (a)-(c) of the definition of “Future Indications” have been mutually agreed by the Parties to be Indications eligible for study by Alfacell pursuant to this Section 3.7. Upon the determination of the design of the Phase III Clinical Trials for any Future Indication in the Territory by the Development Committee, Alfacell shall use Commercially Reasonable Efforts to develop the Product for such Future Indication in the Territory. In the event that the Development Committee is unable to agree as to the design of such trial described in clause (a) above, such dispute or disagreement shall be referred to the CEO of Alfacell and the CEO of Par for resolution, and the CEOs shall use their best efforts to resolve the matter in good faith within thirty (30) days after such referral, subject to Section 14.5.

3.8 Recombinant Source. Unless otherwise agreed by the Parties, during the Term, Alfacell shall use its Commercially Reasonable Efforts to pursue a recombinant source of Ranpirnase. As of the Effective Date, the Parties agree that obtaining such recombinant source would be advantageous and would further the objectives of both Parties under this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, (i) Par acknowledges and agrees that Alfacell does not guarantee that such pursuit will be successful or that Regulatory Approval in the Field in the Territory will be obtained for any Product containing recombinant Ranpirnase and (ii) Alfacell shall not use in the manufacturer of the Product Ranpirnase that has been obtained from a recombinant source without Par’s prior written consent.

ARTICLE IV

LICENSE

4.1 Grant to Par.

(a) License Generally; Appointment as Exclusive Distributor. Alfacell hereby grants to Par the following rights and licenses:

(i) an exclusive (even as to Alfacell, but subject to the co-exclusive rights provided for or referred to in Section 4.1(c)(iii) and 5.4), royalty-bearing license under the Alfacell Patents and under any and all applicable Regulatory Approvals in the Field to promote, market, have marketed, distribute, sell, offer for sale and otherwise Commercialize Product in the Field in the Territory and to do such other things necessary to comply with Par’s obligations under this Agreement.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(ii) as further provided in, and subject to Article IX, in order to protect the Product in the Field, an exclusive (even as to Alfacell but subject to Alfacell’s rights in Article IX) license to enforce the Alfacell Patents against any potential Third Party infringement that could reasonably be expected to adversely affect the Commercialization or value of the Product in the Territory.

(b) Restriction on Right to Sublicense. Notwithstanding the license grants provided in Section 4.1(a), Par (i) shall have the right to market, sell, offer for sale, and have sold AG Product only beginning (a) on the date on or, with Alfacell’s prior written consent, immediately prior to the anticipated date that a Third Party sells or offers for sale a generically-labeled version of the Product or (b) if applicable, upon (or as part of) settlement of a litigation under Section 9.3 that allows a Third Party to sell or offer for sale a generically-labeled version of the Product and (ii) shall not have a general right to sublicense, but shall have the limited right to grant sublicenses only under its rights to market, sell, offer for sale, and have sold AG Product and only in connection with settlement of a litigation under Section 9.3 that allows a Third Party to sell or offer for sale a generically-labeled version of the Product, provided, that Par has obtained the consent of Alfacell to such settlement to the extent required under Section 9.3. Par will at all times remain responsible to Alfacell for all of its obligations under this Agreement and shall be responsible for the acts or omissions of its sublicensees in exercising rights granted hereunder. Each sublicense granted by Par shall be consistent with the terms of this Agreement, and Par shall furnish Alfacell a copy of any such sublicense it grants.

(c) Reservation of Rights.

(i) Alfacell hereby retains any and all rights which are not expressly granted to Par hereunder.

(ii) Nothing in Section 4.1(a) limits Alfacell from exercising its co-promote rights under Section 5.4.

(iii) Nothing in Section 4.1(a) limits Alfacell’s ability to perform its obligations under this Agreement, the Supply Agreement, the Quality Agreement and the Co-Promotion Agreement (if Alfacell exercises its co-promote right).

(iv) For purposes of clarity and without limitation, Alfacell has exclusively retained (even as to Par) the right to perform (alone or with Third Parties) any and all activities related to the use, research, manufacture and development of Products within and outside the Field and the Territory, and to Commercialize the Products outside the Field in the Territory and in all fields outside the Territory.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(v) Alfacell has retained the right to enforce the Alfacell Patents as it sees fit against any potential Third Party infringement that could not reasonably be expected to adversely affect the Commercialization or value of the Product under this Agreement, including any patent rights not related to Ranpirnase, Product or Competing Product. For purposes of clarity, Par shall not have any right to enforce, and Alfacell shall exclusively have the right to enforce, each patent claim covering one or more Amphinases. Similarly, with respect to each Modified Targeted Ranpirnase that becomes subject to an Option granted to Par under Section 4.5, if Par rejects its Option under Section 4.5, or if Par does not inform Alfacell of its exercise of the Option within the required time period, or if the Parties have not executed a New License Agreement within the prescribed period under Section 4.5(b) after Par’s exercise of the Option, then thereafter Par shall not have any right to enforce, and Alfacell shall exclusively have the right to enforce, patent claims covering the particular Modified Targeted Ranpirnase that was subject to the Option. In all events, prior to the enforcement of any Alfacell Patent against any Third Party in the Territory, Par and Alfacell shall confer in good faith regarding such enforcement.

(d) Trademark and Trade Name License.

(i) Alfacell hereby grants to Par an exclusive (even as to Alfacell, subject to the co-promote right provided to Alfacell in Section 5.4), royalty-bearing (but at no additional consideration except as expressly provided herein) license in the Field in the Territory, without the right to sublicense, under the Trademark and each Trade Name that has obtained or hereafter obtains Regulatory Approval for use in connection with the Product, to promote, market, offer for sale, sell and have sold Product in the Field in the Territory; provided, however, that Alfacell retains the right to exercise the foregoing rights only as and to the extent required to permit Alfacell to exercise its co-promote right under Section 5.4 and to perform its obligations under this Agreement. To the extent required by applicable law in the Territory, Alfacell shall make applications to the applicable Governmental Authority for the registration of Par as a registered user of the Trademark and each Trade Name that has obtained or hereafter obtains Regulatory Approval for use in connection with the Product, respectively, in respect of each respective registration of the Trademark or such Trade Name(s), and Par shall cooperate with Alfacell in making such applications. For the avoidance of doubt, Alfacell retains all rights to the Trademark and each Trade Name except to the extent explicitly granted to Par hereunder, and all goodwill associated with the use of the Trademark and each Trade Name will inure exclusively to the benefit of Alfacell.

(ii) Par shall comply with the guidelines attached hereto (or to be attached hereto after the Effective Date by Alfacell, subject to Par's consent, not to be unreasonably withheld) as Schedule 4.1(d) in respect of the size, form, and manner of the use of the Alfacell name and logo, and the Trademark and Trade Name(s) in the Commercialization of the Product in the Field in the Territory, subject to any reasonable future revisions thereto requested by Alfacell in writing, provided that any such material revisions thereto shall not be effective unless and until consented to by Par, such consent not to be unreasonably withheld (however, if Par does not so consent, such dispute shall be resolved by the CEO of Alfacell and the CEO of Par (without resort to Section 14.5)). All packaging, inserts, labels, promotional or other materials for the Product sold or to be sold by Par and its Sub-distributors in the Territory shall display the name and Trademark of Alfacell and each such Trade Name (except in respect of the AG Product), and shall identify Alfacell as licensor and manufacturer of the Product. Any failure by Par or its Sub-distributors to comply with this Section 4.1(d) shall be a material breach of this Agreement.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(e) Challenge. If Par or any of its Affiliates or Sub-distributors directly challenges, or directly assists any Third Party in challenging, in any forum the validity, enforceability, scope or any other elements of the Alfacell Patents, then Alfacell may terminate this Agreement on thirty (30) days’ notice to Par if Par or any of its Affiliates or Sub-distributors shall not cease such challenge within such 30-day period. Without limiting the generality of the foregoing, Par specifically agrees that filing a request for reexamination, attempting to institute an interference, or filing an opposition with respect to any Alfacell Patent(s) or foreign counterparts thereof will be deemed a “challenge” under this Section 4.1(e).

4.2 Information Transfer.

(a) Promptly after the Effective Date, Alfacell shall, at its own cost, disclose to Par in writing, or via mutually acceptable electronic media, copies or reproductions of all Alfacell Information, but only to the extent not previously disclosed to Par, that are reasonably necessary or useful for Par and its Sub-distributors to market, sell or have sold the Product in the Field in the Territory. In addition, during the Term of this Agreement, Alfacell shall promptly disclose to Par in writing, or via mutually acceptable electronic media, on an ongoing basis, copies or reproductions of all new Alfacell Information that is reasonably necessary for Par and its Sub-distributors to market, sell or have sold the Product in the Field in the Territory. Such disclosed Alfacell Information shall be automatically deemed to be within the scope of the licenses granted to Par under Section 4.1 without payment of any additional compensation.

(b) During the Term of this Agreement, (i) when either Party becomes aware of a potential infringement of the Alfacell Patents by a Third Party in the Field in the Territory, (ii) during the course of a Third Party infringement action brought by or against the Parties as a result of the Party’s (Parties’) activities pursuant to this Agreement, or (iii) on Par’s reasonable request, Alfacell shall promptly disclose to Par in writing, or via mutually acceptable electronic media, copies or reproductions of all new Alfacell Information described in Section 4.2(a) which has not been previously disclosed to Par and which is reasonably necessary for Par to exploit its rights under Article IX. Such disclosed Alfacell Information shall be automatically deemed to be within the scope of the licenses granted to Par under Section 4.1 without payment of any additional compensation.

4.3 Appointment of Sub-distributors. Par may, with the prior written consent of Alfacell in its sole discretion (such consent not to be withheld for any potential sub-distributor that is an Affiliate of Par), appoint sub-distributors (which may be Par’s Affiliates or non-Affiliates; each a “Sub-distributor”) to distribute Product for use in the Field in the Territory, subject to the following clauses (a-e) and the other terms and conditions of this Agreement:

(a) each agreement with a Sub-distributor shall be in writing and shall state that the Sub-distributor’s rights under such agreement are subject to all relevant terms and conditions of this Agreement, including (without limitation) provisions and restrictions relating to Field, Territory, price, payment, reporting, audit of books and records, promotional materials, trade name, and termination;

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(b) if this Agreement terminates, in whole or in part, the rights of any Sub-distributors shall automatically be terminated in accordance therewith;

(c) Par shall promptly notify Alfacell in writing of any breaches of this Agreement that are due to any act or omission by any Sub-distributor(s), and shall report to Alfacell the full details of such breach and the actions to be taken by Par to cure such breach;

(d) Par shall ensure that each Sub-distributor complies with all applicable terms and conditions of this Agreement, and shall be liable to Alfacell for any failure of any Sub-distributor to do so; and

(e) Par shall provide Alfacell with the names and primary business addresses of all Sub-distributors and, within fifteen (15) days of the effective date of each agreement with a Sub-distributor, Par shall provide a copy of each such agreement to Alfacell.

For the avoidance of doubt, (i) any act or omission of a Sub-distributor that would be a breach of this Agreement if performed by Par will be deemed to be a breach by Par of this Agreement, and (ii) Par’s customers (e.g., wholesalers) shall not be considered Sub-distributors for purposes of this Agreement.

4.4 Exclusivity.

(a) Alfacell agrees that, during the Term, it will not, and it will not enable or contract with any Third Party to, (i) market, sell or distribute the Product in the Field in the Territory or develop or supply the Product for sale in the Field in the Territory, except in accordance with Section 5.4 and/or for the development and supply of the Product in the Field in the Territory pursuant to this Agreement, (ii) market, sell or distribute any Competing Product in the Territory or develop or supply any Competing Product for sale in the Territory; or (iii) use the Trademark in connection with any product in the Territory other than the Product pursuant to this Agreement; provided, however, that, subject to Section 4.5, the foregoing restrictions provided in this Section 4.4(a) shall not restrict Alfacell, directly or through a Third Party, from developing, manufacturing, importing, marketing, selling or distributing Modified Targeted Ranpirnase.

(b) Par agrees that, and shall cause its Sub-distributors to agree that, during the Term, Par and its Sub-distributors will not, and will not enable or contract with any Third Party to manufacture, import, market, sell or distribute any Competing Product in the Territory. To the fullest extent permitted by applicable law, Par is prohibited from selling (and Par shall not permit its Sub-distributors to sell), and Par and its Sub-distributors shall not sell, Product (i) outside the Territory, (ii) to customers in the Territory that Par or its Sub-distributors know, or have reason to know, plan to resell or in the past have resold the Product for use outside the Territory, and Par shall not during the Term actively approach, or accept or fill orders from, customers outside the Territory. This prohibition includes detailing, visiting, calling, mailing, or marketing Product to such customers. If Par or its Sub-distributors knowingly sell the Product outside of the Territory, Par shall provide full details of such Product sale to Alfacell and pay Alfacell, at Alfacell’s option, in addition to any other remedies available to Alfacell, for each Product thus sold, ***. In addition, Alfacell may terminate this Agreement on sixty (60) days’ notice to Par if Par does not cease such sales, and cause its Sub-distributors to cease such sales, outside the Territory within such 60-day period. Additionally, Par agrees that, and shall cause its Sub-distributors to agree that, during the Term, Par and its Sub-distributors will not, and will not enable or contract with any Third Party to, promote, market, have marketed, distribute, offer for sale, sell or have sold the Product outside of the Field.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

4.5 Right of First Negotiation.

(a) If, following the Effective Date, Alfacell determines that a particular Modified Targeted Ranpirnase compound demonstrates activity across one or more tumor cell types and has commercial viability (and such determination is reasonably supported by reasonable non-clinical or pre-clinical data in respect of such cell type(s)), Alfacell shall, prior to instituting any Phase III development program in respect thereof, provide Par with a one time written notice of information that Alfacell possesses or that Alfacell has a contractual right with any Third Party to obtain, subject to any corresponding contractual obligation, including copies of such data, and an estimate of the cost for developing and obtaining regulatory approval therefor, that is reasonably required by Par to determine whether or not to enter into negotiations for a license agreement with Alfacell with respect to such Modified Targeted Ranpirnase. The delivery of such notice shall automatically grant to Par an exclusive option (the “Option”) to enter into an agreement with Alfacell for an exclusive license to permit Par to market, sell and have sold such Modified Targeted Ranpirnase in respect of the applicable indications (the “New License Agreement”). Par shall determine and notify Alfacell of its determination in writing, as soon as practicable, and in any event no more than *** days after the grant of such Option by Alfacell, to (i) exercise the Option by delivery of written notice to Alfacell of its exercise of such Option, or (ii) reject the Option. The exercise, or determination not to exercise, by Par of its rights under this Section 4.5(a) in respect of any granted Option shall not affect its rights in respect of any other Modified Targeted Ranpirnase compound that was not subject to such Option. Any data or other information provided by Alfacell to Par pursuant to this Section 4.5(a) shall be deemed and treated as Confidential Information in accordance with and subject to Section 8.1. If Par fails to exercise its Option within such *** period, or if Par rejects its Option, or if the Parties do not execute a New License Agreement despite their good faith efforts during the *** described in subsection (b) below, then within ten (10) business days after such failure, rejection or absence of execution (as applicable), Par shall return to Alfacell all documentation containing Confidential Information of Alfacell that was received by Par pursuant to this Section 4.5(a).

(b) If Par exercises its Option, the Parties shall, during the *** from the date of exercise of the Option, negotiate exclusively a New License Agreement with one another in good faith. If, following such ***, the Parties have not executed the New License Agreement despite their good faith efforts, Alfacell may, but shall not be obligated to, offer such license for Modified Targeted Ranpirnase for the applicable indication(s) to a Third Party. If Par rejects the Option, or does not inform Alfacell of its exercise of the Option within the *** after the grant of such Option by Alfacell, (i) Alfacell may, but shall not be obligated to, negotiate and enter into a license agreement with a Third Party, and (ii) thereafter the particular Modified Targeted Ranpirnase that had been subject to such Option shall be deemed to no longer be a “Competing Product” for purposes of this Agreement.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

ARTICLE V

COMMERCIALIZATION

5.1 Par Responsibility and Control. Except as otherwise expressly set forth herein, subject to the input of the Commercialization Committee, Par shall have responsibility for all Commercialization activities in the Field in the Territory, including developing strategies and tactics related to the advertising, promotion, pricing, marketing and selling the Product. Par shall have final decision-making authority and primary responsibility for all Commercialization strategies, plans and activities regarding the Product in the Field in the Territory. Par shall use its Commercially Reasonable Efforts to Commercialize the Product in the Primary UMM Indication, the Secondary UMM Indication and any Future Indications that have obtained Regulatory Approval in the Territory. Par shall include Alfacell in such efforts in an advisory and consultative capacity. Par shall comply, shall cause its Sub-distributors to comply, and shall require all of its Third Party agents and contractors, if any, to comply, with all applicable laws in Commercializing the Product in accordance with this Agreement.

5.2 Certain Present Intentions and General Obligations of Par. As of the Effective Date, Par intends on or before the Initial Commercial Sale to assign a dedicated product manager for Commercialization of the Product. In addition, following the Initial Commercial Sale, Par shall (if it has not theretofore) employ or engage a sales training manager (such position may be filled by an employee or a consultant experienced in oncology) and a reimbursement specialist (who shall be knowledgeable about Part B).

5.3 Specific Commercialization Rights and Obligations of Par.

(a) Following Regulatory Approval for the Product for the Primary UMM Indication, Secondary UMM Indication and any Future Indication, Par shall use Commercially Reasonable Efforts to Commercialize the Product for each such applicable Indication in accordance with this Agreement and in a manner consistent with the then-current Commercialization plan(s), and shall include Alfacell in such efforts in an advisory and consultative capacity. Subject to any conditions or limitations set forth herein, it shall be Par’s sole right and responsibility to (a) determine the commercially reasonable launch dates for the Product, (b) develop advertising and promotional materials related to the Product, (c) book sales for the Product, (d) handle all returns of the Product, (e) handle all aspects of order processing, invoicing and collection of receivables for the Product, (f) collect data regarding sales to hospitals and other end users of the Product, (g) monitor inventory levels of the Product, (h) provide first line customer support and pharmacovigilance (and after such initial support, pharmacovigilance support shall be handled in accordance with Article X), (i) warehouse the Product, and (j) determine the prices for the Product and any discounts and rebates that may be offered thereto, including decisions relating to customer allowances and credits. Par shall determine the Commercialization plan(s) and Commercialization activities, and the execution thereof shall be within Par’s decision-making authority and control. Par shall use Commercially Reasonable Efforts to achieve an Initial Commercial Sale within *** after Alfacell obtains Regulatory Approval for the Primary UMM Indication, Secondary UMM Indication and/or any Future Indication (as applicable). Par shall utilize proactive and continuous Product Commercialization efforts (which may be subject to factors that are beyond the reasonable control of Par) by Par during the first *** after Initial Commercial Sale to advance the objectives and optimize the financial returns of both Parties under this Agreement (i.e., during such ***, Par shall not cease Commercializing, or engage in di minimis Commercialization of, the Product).

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(b) On no less than ninety (90) days’ written notice to Par given on or after the *** of the Initial Commercial Sale, Alfacell may elect to add up to *** sales representatives under Alfacell’s control, at Alfacell’s expense, to co-promote the Product for the approved Indication(s), subject to a mutually agreeable co-promote agreement. If Alfacell so elects, then such co-promotion by Alfacell of the Product for the approved Indication(s) (including UMM Indications) shall be deemed to be an accelerated exercise by Alfacell of its co-promote right pursuant to Section 5.4; provided, however, that Alfacell shall continue to pay for such additional sales representatives only until such time as its co-promote right could have otherwise been exercised pursuant to Section 5.4 (subject to Section 5.4(a)(z)).

5.4 Co-promote.

(a) Subject to Section 5.4(b) and Alfacell’s right to elect an accelerated exercise of Alfacell’s co-promote right with respect to all approved Indications pursuant to Section 5.3(b), Alfacell shall have the right to co-promote the Product on the approval of any Future Indication in the Territory (i) by providing written notice to Par at least *** in advance of Alfacell’s planned commencement of such co-promote activities and (ii) by entering into a mutually agreeable, definitive, written co-promotion agreement with Par setting forth the particulars of the Parties’ rights and obligations concerning co-promotion of the Product. The Parties shall use good faith to enter into, prior to the Initial Commercial Sale, such co-promotion agreement, which shall, among other things, include (x) an obligation of Par to pay Alfacell only the Fair Market Value per Detail for Alfacell’s sales representatives for such co-promotion, which Details provided by Alfacell’s sales representatives shall not exceed *** percent (***%) of all of the Details for the Product for the applicable Future Indication, (y) if Alfacell intends use such Alfacell sales representatives to promote or co-promote a pharmaceutical product (other than the Product) that shares an FDA-approved, labeled indication with any Par Promoted Product, Alfacell shall be entitled to promote or co-promote such pharmaceutical product if, and only if, Alfacell provides written notice of such intention to Par, and (z) if Alfacell provides such written notice indicating its intent to promote or co-promote such pharmaceutical product, or if Alfacell in fact promotes or co-promotes such pharmaceutical product, then Par shall no longer be obligated to pay to Alfacell the Fair Market Value per Detail for co-promotion by Alfacell of the Product, and such co-promotion by Alfacell of the Product shall thereafter be at Alfacell’s sole cost and expense (until such time as Alfacell no longer promotes or co-promotes such pharmaceutical product, which shall not occur prior to 60 days following the delivery by Alfacell of written notice to Par in respect thereof). Alfacell shall not be entitled to initiate any co-promotion activities for the Product unless and until the Parties enter into such co-promotion agreement.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(b) If the Product obtains Regulatory Approval for a Future Indication prior to the Regulatory Approval of the Product for the Primary UMM Indication or Secondary UMM Indication, and if the Parties do not waive the pre-condition related thereto set forth in Section 6.2(b), then, subject to Section 5.3, Alfacell’s right to co-promote the Product may not be exercised by Alfacell until the later of (i) *** following the initial commercial sale of the Product for such Future Indication and (ii) the earlier to occur of (a) Regulatory Approval of the Product for the Primary UMM Indication or Secondary UMM Indication, or (b) the *** of Regulatory Approval related to the Product for such Future Indication.

ARTICLE VI

PAYMENTS

6.1 Upfront Payment. In consideration for the execution and delivery of this Agreement by Alfacell, Par shall pay Alfacell a fully earned, non-refundable, non-creditable license fee in the amount of US$5,000,000 by wire transfer of immediately available funds upon execution and delivery of this Agreement.

6.2 Milestone Payments.

(a) UMM Indication Milestone Payments.

(i) Subject to the terms and conditions of this Agreement, including Section 6.2(a)(ii):

(1) if Alfacell obtains Full Approval for the Product for the Primary UMM Indication on or before July 31, 2010, Par shall pay to Alfacell US$30,000,000;

(2) if Alfacell obtains Full Approval for the Product for the Primary UMM Indication after July 31, 2010, then in lieu of the milestone payment provided in Section 6.2(a)(i)(1), Par shall instead pay to Alfacell US$***; and

(3) if Alfacell has not obtained Full Approval for the Product for the Primary UMM Indication at the time that it obtains Full Approval for the Product for a Secondary UMM Indication, then, in lieu of any milestone payment provided in Section 6.2(a)(i)(1) or 6.2(a)(i)(2), Par shall pay to Alfacell US$***; provided, however, that if Alfacell subsequently obtains Full Approval for the Product for the Primary UMM Indication, then Par shall pay to Alfacell either US$*** (if such Full Approval for the Product for the Primary UMM Indication is obtained on or before July 31, 2010) or US$*** (if such Full Approval for the Product for the Primary UMM Indication is obtained after July 31, 2010), as applicable.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(ii) If a meeting with the ODAC is called for by the FDA or if Par reasonably believes that the FDA will have outstanding review issues and/or questions relevant to the CMC Section, then Par may, in its sole discretion, make a partial prepayment of the amounts provided in Section 6.2(a)(i) in an amount not to exceed US$***; provided, however, that (A) any such prepayment amount shall be used exclusively in the preparation of the CMC Section or, as applicable, preparation for the meeting with, or in compliance with any requests of, the ODAC, and (B) in consideration of such prepayment, Par and Alfacell shall be entitled to jointly control, subject to Section 14.5, the preparation for any meeting with the ODAC or preparation of the CMC Section, as applicable, the compliance with any requests of the ODAC and the allocation of funds related thereto.

(b) Future Indication Milestones. Provided Alfacell shall have received Full Approval for either the Primary UMM Indication or the Secondary UMM Indication, or provided that each of the Parties agrees in writing, in its sole discretion, to waive the foregoing pre-condition due to unexpected and/or unavoidable delays in receipt of such Full Approval for a UMM Indication despite Alfacell’s Commercially Reasonable Efforts to obtain such receipt, then and in addition to the milestones payments set forth in Section 6.2(a) and subject to Section 3.7, upon the achievement of certain milestones, Par shall make fully earned, non-refundable, non-creditable payments to Alfacell by wire transfer of immediately available funds as follows:

(i) Upon the administration of the first dose of the Product to the first patient in a first Phase III Clinical Trial for each Future Indication, Par shall pay to Alfacell US$***;

(ii) Upon the acceptance for filing by the FDA of Alfacell’s NDA subject to a Special Protocol Assessment (as described as of the Effective Date at http://www.fda.gov/cber/gdlns/protocol.htm#i) for each Future Indication, Par shall pay to Alfacell US$***; provided, however, that in the event a Special Protocol Assessment is not used, then, prior to filing of the applicable Alfacell NDA with the FDA, up to two (2) experts shall be retained by each Party (for a total of four (4) experts), and if such experts reasonably agree that the Phase III Clinical Trial data package is unlikely to support FDA approval for such Future Indication, then Par shall not be obligated to pay to Alfacell such amount; and

(iii) Upon a Regulatory Approval of each Future Indication, Par shall pay to Alfacell US$***.

(c) Sales Milestone Payments. In addition to the milestone payments set forth above, following the Initial Commercial Sale, on the terms and subject to the conditions contained herein, Par shall additionally be obligated as follows:

(i) Subject to Section 6.2(c)(ii), Par will pay to Alfacell the following one-time only milestone payments:

***

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(ii) The milestone payments set forth in Section 6.2(c)(i) (“Sales Milestone Payments”) are subject to the following: (A) each such Sales Milestone Payment is available to Alfacell on a one-time basis, such that once achieved and paid, such Sales Milestone Payment shall not be payable again regardless of the amount of Net Sales in any future Contract Year; (B) if more than one milestone is achieved for the first time in any given Contract Year, then Par shall make each Sales Milestone Payment, and each such achieved milestone shall be forever satisfied hereunder; and (C) the aggregate of all Sales Milestone Payments under this Section 6.2(c) during the Term shall not exceed an amount equal to US$***.

6.3 Royalty.

(a) Royalty Payment. In addition to the milestone payments set forth above in Section 6.2, following the Initial Commercial Sale of the Product, in respect of any Contract Year, Par shall pay to Alfacell an amount equal to (i) *** (amounts owed to Alfacell pursuant to this Section 6.3(a), the “Royalty”).

(b) Royalty Step Down. Upon expiration of the last to expire Valid Claim within the Patents licensed to Par during the Term pursuant to Section 4.1, each of the royalty rates set forth in Section 6.3(a) shall be reduced as follows ***; and further provided, in the event that, after such expiration of the last to expire Valid Claim, a subsequent Valid Claim should come into existence during the Term, then the royalty rates set forth in Section 6.3(a) shall again apply without reduction pursuant to this Section 6.3(b).

(c) Termination of Royalty. Unless otherwise expressly provided herein, the obligation of Par to pay Royalties to Alfacell pursuant to Section 6.3(a) shall cease upon expiration or termination of this Agreement.

6.4 Other Payment Obligations of Par. Par shall pay to Alfacell the amounts set forth in Section 5.4 (Co-promote) and Section 7.2 (Pricing), in each case subject to the terms set forth therein.

6.5 Payment Procedures.

(a) Manner of Payment. Remittance of payments to Alfacell hereunder will be made in immediately available funds by means of wire or electronic transfer to an Alfacell account in a bank in the United States to be designated by Alfacell.

(b) Payments and Reports. All amounts payable to Alfacell under this Agreement shall be paid in U.S. Dollars. Milestone Payments under Section 6.2 shall be made no later than ten (10) days after the satisfaction of the milestone giving rise to the applicable payment. The Royalty shall accrue at the time of sale of the Product by Par or a Sub-distributor to a Third Party. Royalty obligations that accrue during a calendar quarter shall be paid within forty-five (45) days after the end of such calendar quarter, and other payments owing shall be made as specified herein. Each payment of Royalties due to Alfacell shall be accompanied by a report listing the number of units of Product sold, the gross invoiced sales amounts of the Product sold during such period, the calculation of Net Sales based on such sales, the applicable royalty rate, the Royalties payable, all other information necessary to determine the appropriate amount of such Royalty payments, and any additional information or reports required under this Agreement or reasonably requested by Alfacell.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(c) Records and Audit.

(i) For a period of three (3) years after the calendar year to which the records relate, Par shall keep, and shall cause its Sub-distributors to keep, complete and accurate records pertaining to the sale or other disposition of the Product in sufficient detail to permit Alfacell to confirm the accuracy of all payments due hereunder. Alfacell shall have the right to cause an independent, certified public accountant to which Par has no reasonably, well-founded objection to audit such records to confirm the gross invoiced sales amounts, the Net Sales, Net Margin and Royalty payments; provided, however, that such auditor shall not disclose Par’s Confidential Information to Alfacell, except to the extent such disclosure is necessary to verify the amount of Royalties and other payments due under this Agreement, and such auditor shall enter into a non-disclosure agreement reasonably acceptable to Par. Such audits may be exercised once a year on reasonable advance notice to Par and during normal business hours, within three (3) years after the Royalty period to which such records relate. Any amounts shown to be owing by such audits shall be paid promptly. Alfacell shall bear the cost of such audit unless such audit discloses a variance in the amounts paid by Par of more than five percent (5%) from the amount of Royalties and/or other payments actually owed to Alfacell for the period audited. In such case, Par shall bear the reasonable cost of such audit.

(ii) For a period of three (3) years after the calendar year to which the records relate or such longer period as may be required by applicable law, Alfacell shall keep records pertaining to calculation of Direct Cost in sufficient detail to permit Par to confirm the accuracy of Direct Cost (and thus accuracy of the Transfer Price), as well as records pertaining to any other amounts charged to or reimbursed by Par hereunder. Par shall have the right to cause an independent, certified public accountant to which Alfacell has no reasonably, well-founded objection to audit such records to confirm Direct Cost and any such other amounts charged to or reimbursed by Par pursuant to the terms hereof; provided, however, that such auditor shall not disclose Alfacell’s Confidential Information to Par, except to the extent such disclosure is necessary to verify the amount of any overpayments made by Par to Alfacell, and such auditor shall enter into a non-disclosure agreement reasonably acceptable to Alfacell. Such audits may be exercised once a year on reasonable advance notice and during normal business hours, within three (3) years after the date of payment to which such records relate, upon notice to Alfacell and during normal business hours. Any amounts shown to be owing by such audits shall be paid promptly. Par shall bear the cost of such audit unless such audit discloses an overpayment by Par of more than five percent (5%) as compared to the amount of payments and/or reimbursements actually owed to Alfacell for the period audited. In such case, Alfacell shall bear the reasonable cost of such audit.

(iii) The terms of this Section 6.5(c) shall survive any termination or expiration of this Agreement for a period of three (3) years following the calendar year in which the relevant payment obligation hereunder expires or terminates.

(d) Withholding of Taxes. Par may withhold from milestones, royalties or other amounts due to Alfacell under this Agreement such amounts for payment of any withholding tax that is required by law to be paid to any taxing authority with respect to such amounts payable to Alfacell; provided, however, that in regard to any such tax withholding, Par shall give Alfacell such documents and provide any other cooperation or assistance on a reasonable basis as may reasonably be requested by Alfacell by to enable Alfacell to claim exemption therefrom, to receive a full refund of such withholding tax or to claim a foreign tax credit and shall, upon Alfacell’s request, give proper evidence from time to time as to the payment of such tax.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(e) Late Payment and Interest. Any payments due under this Agreement by either Party that are not paid by the date such payments are due shall bear interest at one percent (1%) per month from the date such payments are due. The foregoing interest shall be due from the Party owing the payment amount without any special notice and shall be in addition to any other remedies that the Party entitled to such payment may have pursuant to this Agreement.

ARTICLE VII

MANUFACTURE AND SUPPLY

7.1 Clinical and Commercial Supplies. Alfacell shall manufacture or cause to be manufactured all Clinical Supplies of the Product for the Development Program, including the completion of pre-clinical work and human clinical trials. Subject to the terms of the Supply Agreement, Alfacell will establish a commercial manufacturing process for manufacturing or causing to be manufactured Commercial supplies of the Product at the scale and in the amounts required to meet Par’s sales forecast, and Alfacell will exclusively supply Par with Par’s requirements of commercial supplies of the Product pursuant to the Supply Agreement.

7.2 Pricing. Subject to the terms and conditions of this Agreement and the Supply Agreement, Par shall acquire the Product from Alfacell at the Transfer Price, as provided in the Supply Agreement. The Parties acknowledge and agree that both would benefit from any commercially reasonably, achievable reduction in the Direct Cost, but only if the corresponding cost reduction does not negatively impact Product yields, output, quality, purity and the like.

7.3 Par Labeling and Packaging. The Parties agree that the label for the Product in the Field in the Territory shall be, and all packaging and presentations concerning such Product shall display, a Par label in accordance with Par’s customary practices, subject to Section 4.1(b), and the Parties shall use Commercially Reasonable Efforts to cooperate in gaining Regulatory Approval to sell Products in the Field in the Territory under the Par label.

7.4 Citizen’s Petitions. Each Party shall notify the other in writing if it becomes aware of a Third Party product under development, or a regulatory filing by a Third Party with respect to a product, that in either case incorporates Ranpirnase, including, with respect to any such regulatory filing, any 505(j) filing, 505(b)(2) filing or other form of application for approval (such development or filing, a “Third Party Product Event”). Par shall, following Regulatory Approval of the Product, have the first right to institute a citizen’s petition addressing the safety and/or efficacy of such Third Party Product Event, and, to the extent Par exercises its right in respect thereof, shall reasonably control all aspects of such citizen’s petition in a commercially reasonable manner, including correspondence and/or negotiations with the FDA; provided, however, that Par shall include Alfacell in such efforts in a consultative capacity. In the event Par does not exercise its rights above with respect to such a Third Party Product Event within three (3) months of the notice referenced above, then Alfacell shall have the exclusive right to institute a citizen’s petition addressing the safety and/or efficacy of such Third Party Product Event, and, to the extent Alfacell exercises its right in respect thereof, shall control all aspects of such citizen’s petition in a Commercially Reasonable fashion, including correspondence and/or negotiations with the FDA, provided, however, that Alfacell shall include Par in such efforts in a consultative capacity.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

ARTICLE VIII

CONFIDENTIAL AND TECHNICAL INFORMATION

8.1 Treatment of Confidential Information. Each Party agrees to retain in strict confidence and not to disclose, divulge or otherwise communicate to any Third Party any Confidential Information of the other Party, whether received prior to or after the Effective Date, and further agrees not to use any such Confidential Information for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, except that each Party may disclose Confidential Information of the other Party to the officers, directors, employees, agents, accountants, attorneys, consultants, subcontractors or other representatives of the receiving Party or its Affiliates (the “Representatives”), who, in each case, (a) need to know such Confidential Information for purposes of the implementation and performance by the receiving Party of this Agreement and (b) will use the Confidential Information only for such limited purposes. Each Party hereby agrees to use at least the same standard of care in complying with its confidentiality obligations hereunder as it uses to protect its own Confidential Information of comparable sensitivity and to exercise reasonable precautions to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its Representatives. Each Party warrants that each of its Representatives to whom any Confidential Information is revealed shall previously have been informed of the confidential nature of the Confidential Information and shall have agreed to maintain its confidentiality under terms no less restrictive than those set forth in this Article VIII. Without limiting the generality of any of the foregoing, the Parties agree not to make any disclosure of Confidential Information that would be reasonably likely to impair the Parties’ ability to obtain U.S. or foreign patents on any patentable invention or discovery described or otherwise embodied in such Confidential Information. The Confidential Information of each Party includes information from Third Parties disclosed by one Party to this Agreement to the other Party to this Agreement.

8.2 Release from Restrictions.

(a) The provisions of Section 8.1 shall not apply to any Confidential Information disclosed hereunder to the extent that such Confidential Information is required to be disclosed by the receiving Party to defend or prosecute litigation or to comply with applicable laws or regulations, including filing an Information Disclosure Statement with the U.S. Patent and Trademark Office or any other patent office, or pursuant to an order of a court or regulatory agency; provided, however, that the receiving Party shall provide prior written notice of such disclosure to the other Party and shall take actions as are reasonable and lawful to avoid and/or minimize the degree of such disclosure, including assisting the other Party in seeking a protective order or other means for preventing disclosure or use. To the extent, if any, that a Party concludes in good faith that it is required by applicable laws or regulations to file or register this Agreement or a notification thereof with any governmental authority, including the U.S. Securities and Exchange Commission, such Party may do so, and the other Party shall cooperate in such filing or notification and shall execute all documents reasonably required in connection therewith. In such situation, the filing Party shall request confidential treatment of sensitive provisions of the Agreement to the extent permitted by law. The Parties shall promptly inform each other as to the activities or inquiries of any such governmental authority relating to this Agreement, and shall cooperate to respond to any request for further information therefrom.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(b) A Party may disclose this Agreement to a Third Party in connection with or in conjunction with a proposed merger, consolidation, sale of assets that include those related to this Agreement, an assignment of this Agreement or loan financing, raising of capital, or sale of securities; provided, however, that the disclosing Party obtains an agreement for confidential treatment thereof.

8.3 No Implied Rights. Except as otherwise set forth in this Agreement, nothing herein shall be construed as giving either Party any right, title, interest in or ownership of the Confidential Information of the other Party. For the purposes of this Agreement, specific information disclosed as part of Confidential Information shall not be deemed to be in the public domain or in the prior possession of the receiving Party merely because it is embraced by more general information in the public domain or by more general information in the prior possession of the receiving Party.

8.4 Survival of Confidentiality Obligations. The confidentiality obligations of the Parties contained in this Article VIII shall remain binding on both Parties during the Term and for a period of five (5) years after the expiration or termination of this Agreement, regardless of the cause of such termination. The Parties acknowledge that breach of this Article VIII may constitute irreparable harm, and that the non-breaching Party shall be entitled to seek specific performance or injunctive relief to enforce this Article VIII in addition to whatever remedies such Party may otherwise be entitled to at law or in equity.

8.5 Superseding Prior Confidentiality Agreement. The provisions of this Article VIII shall supersede the Confidentiality Agreement between the Parties dated September 17, 2007, with respect to the subject matter hereof, and shall establish the sole obligations of confidentiality and nonuse of Confidential Information received by a Party prior to or after the Effective Date.

ARTICLE IX

PATENT PROSECUTION AND ENFORCEMENT

9.1 Program Developments. All Program Developments shall be the sole and exclusive property of Alfacell. All United States patent applications covering Program Developments and all United States patents issuing thereon will immediately, and without further action of the Parties, (a) be deemed to be Alfacell Patents and listed in Schedule 1.1 and (b) be exclusively licensed to Par in accordance with the terms of this Agreement.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

9.2 Patent Prosecution and Maintenance.

(a) The Parties shall cooperate in good faith to determine whether to seek or continue to seek or to maintain patent protection in the Territory with respect to any Alfacell Patent, Alfacell Information and any Program Development or such other things that that could reasonably be expected to affect the Commercialization or value of the Product in the Territory. In connection therewith, Alfacell shall promptly provide Par with copies of all correspondence to and from the U.S. Patent and Trademark Office, as well as any related demand, notice and summons, that relates to such Alfacell Patent or Program Development. Each Party, and its employees and agents, shall provide the other Party and its legal representatives with reasonable assistance and cooperation with respect to such Patent prosecution, including entering into any joint defense and/or joint privilege agreement that may be reasonably requested by such Party and Alfacell shall consider in good faith all reasonable suggestions of Par and its patent counsel related thereto. Alfacell’s patent prosecution and maintenance expenses associated with Alfacell Patents including the filing of any patent term extensions, shall be borne by Alfacell; prosecution- and maintenance-related expenses incurred by Par in connection with its review and consultation concerning any Alfacell Patents, including Alfacell’s filing of any patent term extensions, shall be borne by Par. Alfacell will timely apply for any applicable patent term extensions.

(b) Par agrees to cooperate fully in the preparation, filing, prosecution and maintenance of any Alfacell Patents in the Territory under this Agreement, and in the obtaining and maintenance of any patent extensions and the like with respect to any Alfacell Patent.

(c) If Alfacell elects (i) to abandon the prosecution or maintenance of any Alfacell Patent under which Par has a license hereunder, or (ii) elects not to file a patent application in the Territory for any invention within Program Developments that could reasonably be expected to affect the Commercialization or value of the Product in the Territory under this Agreement, then Alfacell shall promptly notify Par in writing at least sixty (60) days before the abandonment or applicable filing deadline therefore, and Par shall have the right, upon providing written notice to Alfacell of Par’s election to do so, at Par’s expense, to file, prosecute, continue prosecution and/or maintenance, as applicable, of such Alfacell Patent or Patent within Program Developments. In such case, Par shall keep Alfacell reasonably informed on matters regarding such filing, prosecution and maintenance, including by providing Alfacell with a copy of any and all correspondence between Par and the U.S. Patent and Trademark Office, providing Alfacell with sufficient time to review and comment on such communications (excluding any non-substantive correspondence or communications), and Par shall consider in good faith the requests and suggestions of Alfacell with respect to such communications with the U.S. Patent and Trademark Office. With respect to the activities set forth in this Section 9.2 that are continued by Par, Alfacell shall provide a power of attorney and relevant files and other information Owned or Controlled by Alfacell pertaining to such Alfacell Patents or Program Developments, as soon as reasonably practical after receiving such written election by Par.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

9.3 Infringement by a Third Party.

(a) Par and Alfacell shall inform each other promptly in writing of any alleged or suspected infringement by a Third Party in the Territory of any of Alfacell Patent that could reasonably be expected to have an adverse effect on the Commercialization or value of the Product in the Territory, and of any available evidence thereof.

(b) Subject to Sections 9.3(c), 9.3(d), and 9.3(e), Par shall have the first right, but not the obligation, at its sole option and expense, to prosecute the infringement by a Third Party in the Territory of any Alfacell Patent that could reasonably be expected to have an adverse effect on the Commercialization or value of the Product in the Territory.

(c) If a Third Party so infringes (or constructively infringes by filing an application for regulatory approval with the FDA) an Alfacell Patent, or if a declaratory judgment action alleging invalidity, unenforceability or non-infringement of any Alfacell Patent, shall be brought by a Third Party in the Territory against Par or against Alfacell or both of them (applicable to Ranpirnase, Product or Competing Product), or a Citizen’s Petition in respect of the Product shall have been filed with the FDA (each of the foregoing, a “Product Infringement”), then the Parties shall discuss whether or not to institute an infringement action (and/or defend against applicable declaratory judgment actions) with respect to such Product Infringement (and any legally or commercially relevant belief by Alfacell that it is in the Parties’ interest to not institute such action shall be considered in good faith by Par). Subject to Sections 9.3(b) and 9.3(d), Par shall have the first right to institute such a suit and control the prosecution, settlement or compromise thereof (including defense of applicable declaratory judgment actions); provided, however, that no such settlement, compromise, consent judgment or other voluntary final disposition of any Product Infringement action which invalidates or restricts any Valid Claim(s) Owned or Controlled by Alfacell may be entered into by Par without the prior written consent of Alfacell, which consent shall not be unreasonably withheld. At Par’s option, Alfacell shall agree to be joined as a party, or otherwise initiate suit if necessary, in such Product Infringement action and Par and Alfacell shall execute all papers and perform such acts as may be reasonably required to accomplish the same, at the sole expense of Par; provided, however, that Alfacell’s joining of or participation in such action shall not affect Par’s control thereof in accordance with this Section 9.3(c). Alfacell shall, at the reasonable request of Par, provide reasonable cooperation and use its Commercially Reasonable Efforts to have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like that Alfacell’s counsel agrees should be provided to Par, regardless of whether Alfacell has joined such suit. Alfacell shall have the right to join such action and/or select, at Alfacell’s expense, separate counsel to participate in such suit on Alfacell’s behalf.

(d) Within ninety (90) days of being notified of alleged or suspected Product Infringement, Par shall either (i) institute a suit for Product Infringement pursuant to Section 9.3(c) or (ii) notify Alfacell that it has a good faith belief that it is in the Parties’ interest to not institute such suit within such time and Par shall provide to Alfacell a reasoned legal and/or commercial basis for not instituting such a suit at that time. If Alfacell disagrees with such reasoned legal and/or commercial basis, then such dispute or disagreement shall be referred to the CEO of Alfacell and the CEO of Par for resolution, and the CEOs shall resolve the matter (without resort to Section 14.5). If Par takes neither action provided in the foregoing clause (i) or (ii) above within such ninety (90)-day period, or if within such ninety (90)-day period Par notifies Alfacell that it does not intend to institute such a suit, then thereafter Alfacell shall have the exclusive right to institute an action and control the prosecution, settlement or compromise thereof. At Alfacell’s option Par shall agree to be joined as a party in such litigation; provided, however, that Par’s joining of such action shall not affect Alfacell’s control thereof in accordance with this Section 9.3(d). Par shall, at the reasonable request of Alfacell, provide reasonable cooperation and, to the extent practicable, Par shall use its Commercially Reasonable Efforts to have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like that Par’s counsel agrees should be provided to Alfacell, regardless of whether Par has joined such suit. Par shall have the right to join such action and/or select, at Par’s expense, separate counsel to participate in such suit on Par’s behalf.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(e) Any payments that represent royalties for sales of infringing products, other payments, damages, expenses, fees or other awards (collectively “Damages”), received by Par and/or Alfacell as a result of a Product Infringement suit, whether through judgment or settlement, shall first be used to reimburse each Party for its expenses associated with such infringement suit. Thereafter, (i) if Par shall have instituted and controlled a suit in accordance with Section 9.3(c), then any remainder *** and (ii) if Alfacell shall have instituted and controlled a suit in accordance with Section 9.3(d), then any remainder ***.

9.4 Infringement of Third Party Rights.

(a) If either Party becomes aware of a patent or patent application that, when issued, might provide a basis for a Third Party argument that its valid rights are being infringed by the use, offer for sale or sale of the Product in the Territory, then such Party shall promptly inform the other Party of such patent or patent application, and the Parties shall cooperate with each other so that each Party can determine whether valid rights of a Third Party are likely to be so infringed.

(b) In the event that a Third Party institutes any suit against Par and/or Alfacell for patent infringement that could reasonably be expected to have an adverse effect on the Commercialization or value of the Product in the Territory, the Party sued shall promptly notify the other Party in writing. Par shall assume the defense of such suit at Par’s expense; provided, however, that if Alfacell is also a defendant in such action and Alfacell shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to Par, Alfacell shall have the right to select, at Alfacell’s expense, separate counsel to participate in such legal defenses on Alfacell’s behalf; provided, further that notwithstanding any such different or additional legal defenses of Alfacell, Par shall have the first right to control the defense of any such patent infringement suit pursuant to this Section 9.4 and Par may settle or compromise such suit with the prior written consent of Alfacell, which consent shall not be unreasonably withheld. To the extent that any Damages become payable to any Third Party whether as a result of judgment or through settlement of such suit, ***.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(c) If either Party becomes aware of a patent or patent application of a Third Party that could reasonably be expected to have an adverse effect on the Commercialization or value of the Product in the Territory and for which pursuit of a license would be reasonable in connection with Commercialization of the Product in the Territory, the Commercialization Committee shall: (A) determine whether or not Alfacell should seek such a license, (B) recommend whether or not to enter into such a license as negotiated by Alfacell, (C) determine how the expenses of such a license shall be borne by the Parties and (D) insure that Par is a beneficiary thereof consistent with the licenses granted herein. If the Commercialization Committee cannot agree with regard to any item set forth in the preceding sentence, such issue shall be determined by the CEOs of the Parties.

9.5 Trademark Infringement. Alfacell and Par shall promptly notify the other in writing of any alleged or threatened infringement or any challenge to the validity of the Trademark or any challenge to Alfacell’s ownership of or Par’ s right to use the Trademark in the Territory of which they become aware. Both Parties shall use their reasonable efforts in cooperating with each other to terminate such infringement without litigation. Alfacell shall have the sole right to bring and control any action or proceeding with respect to infringement of any of the Trademark at its own expense and by counsel of its own choice, subject to the following provisions. With respect to infringement of any of the Trademark in the Territory, if Alfacell fails to bring an action or proceeding within (i) thirty (30) days following the notice of alleged infringement or (ii) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Par shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Alfacell shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. In the event a Party brings an infringement action, the other Party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney or being named as a party. Neither Party shall have the right to settle any infringement litigation under this Section 9.5 relating to the Trademark in a manner that diminishes the rights or interests of the other Party without the prior written consent of the other Party, which shall not be unreasonably withheld, delayed or conditioned. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of Alfacell and Par, ***.

ARTICLE X

ADVERSE EXPERIENCES

10.1 Notification. The Parties shall, during the Term, keep each other promptly and fully informed of all of their pharmacological, toxicological and clinical trials, investigations and findings relating to the Product in the Field in the Territory in accordance with a pharmacovigilance agreement. To the extent required, Alfacell will notify appropriate Governmental Authorities in accordance with applicable law with respect thereto and notify Par promptly after receipt of information with respect to any adverse reaction directly or indirectly attributable to the use or application of the Product in the Field in the Territory. In such a case, the Parties shall meet as soon as possible to define, according to applicable law, appropriate procedures and actions to address the difficulty. Each Party also shall forward to the other Party, on a regular basis, information on adverse reactions and any material difficulty associated with clinical use, studies, investigations, tests and prescriptions of the Product in the Field in the Territory. Par will forward all ADE reports related to the Product in the Field in the Territory received by Par or its Sub-distributors to Alfacell within five days of receipt of the applicable event. The information forwarded will be the initial event information obtained from Par’s call center. Par will not make any medical evaluation of the event. Alfacell will be responsible for any follow-up activities with the reporting party and all tracking, trending and signal detection for the Product. The Parties will use their Commercially Reasonable Efforts to inform each other without delay of any other governmental action which may adversely impact, in a direct manner, Commercialization of the Product in the Field in the Territory, and will furnish each other copies of any relevant documents relating thereto.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

10.2 Reporting. Alfacell, as the NDA holder, is responsible for preparing, processing, assessment, and submitting aggregate and periodic reports and individual case safety reports within the Territory as required by regulatory authorities. Alfacell shall also hold and maintain reports of all adverse events and adverse drug reactions, both serious and non-serious, and reports of pregnancies in a database for the Product for preparing and submitting aggregate, periodic, and single case reports to the FDA for the Product in the Field in the Territory. Par shall reasonably cooperate at its own expense.

10.3 Literature Reports. Alfacell shall be responsible for screening published scientific and medical literature for ADEs/ICSRs related to the Product in the Field. A copy of any such relevant literature reports and/or articles shall be promptly provided to the other Party. To the extent of additional obligations contained in Section 8.1.3 of the Supply Agreement, such obligations are hereby incorporated by reference herein.

ARTICLE XI

REPRESENTATIONS AND WARRANTIES

11.1 Representations and Warranties.

(a) Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that: (i) it has full corporate power and authority under the laws of the state of its incorporation to enter into this Agreement and to carry out the provisions hereunder; (ii) this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms; (iii) the execution, delivery and performance of this Agreement by it does not materially conflict with any agreement, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it; and (iv) to the knowledge of such Party as of the Effective Date (without undertaking any special investigation), there is no claim, action, suit, proceeding or investigation pending or threatened against or affecting the transaction contemplated hereby.

(b) Alfacell Representations, Warranties and Covenants. Alfacell hereby represents, warrants and covenants to Par that:

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(i) neither Alfacell nor any of its Affiliates has granted or, during the Term, will grant to any Third Party any rights under the Alfacell Patents, or any rights, that are in conflict with or prevent the grant of the rights granted by Alfacell to Par in this Agreement;

(ii) the Alfacell Patents constitute all of the patents and patent applications Owned or Controlled by Alfacell as of the Effective Date that are necessary or are useful to Commercialize the Product in the Field in the Territory (as the Product is known to Alfacell as of the Effective Date, and if such Product were to be Commercialized as of the Effective Date);

(iii) Schedule 1.1 sets forth a true and complete list of all patents and patent applications Owned or Controlled by Alfacell that claim Ranpirnase, the Product or their uses in the Field in the Territory as of the Effective Date, which Schedule 1.1 will be updated periodically during the Term by Alfacell to reflect additions thereto;

(iv) Alfacell Owns or Controls the Patents listed on Schedule 1.1, and it has the right and authority to enter into this Agreement and to grant the license under Section 4.1(a) hereof;

(v) Alfacell has received no notice alleging infringement of a Third Party patent in connection with its development and/or manufacture of the Product in the Field in the Territory;

(vi) Alfacell has provided to Par copies of all material correspondence with the FDA related to the Product;

(vii) as of the Effective Date, the molecule for the Primary UMM Indication has been granted orphan drug designation by the FDA under the Orphan Drug Act, as amended;

(viii) as of the Effective Date, (A) there is no action or proceeding pending or, to Alfacell’s Knowledge, threatened in the Territory with respect to use, development, manufacture or importation of the Product in the Field in the Territory in accordance with this Agreement, including with respect to infringement of any Third Party patent in the Field in the Territory, the conduct of any clinical trials, manufacturing activities or development activities involving the Product, or that reasonably calls into question the validity of this Agreement or any action taken by Alfacell in connection with the execution of this Agreement, and (B) there are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court, an administrative agency or by an arbitrator) against Alfacell with respect to the Product or the Alfacell Patents in the Field in the Territory;

(ix) Alfacell has not as of the Effective Date, and will not during the Term, grant or place any liens, security interests, other encumbrances and/or licenses in or on, or otherwise divest, the Alfacell Patents that would conflict or interfere with the licenses granted to Par in the Field in the Territory, as set forth herein;

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(x) Alfacell has not violated and will not, during the Term, violate the trade secrets and has not misappropriated, and will not, during the Term, misappropriate, the confidential information or intellectual property of any Third Party in connection with the development or manufacturing of the Product for use in the Field in the Territory;

(xi) none of the Alfacell Patents is currently involved in any interference, reissue, or reexamination proceeding, and neither Alfacell nor any of its Affiliates has received any written notice from any person of such actual or threatened proceeding;

(xii) based on its calculations as of the Effective Date, Alfacell has in its possession, or has access to, a sufficient egg inventory as of the Effective Date to manufacture enough Product to complete the current Phase III Clinical Trial for UMM and to supply *** vials of the Product after anticipated Initial Commercial Sale in the Field in the Territory and Alfacell shall not, without the prior consent of Par, utilize such egg inventory other than in respect of the Products under this Agreement;

(xiii) to Alfacell’s Knowledge, as of the Effective Date, there is no unauthorized use, infringement or misappropriation of any of the Alfacell Patents by any Third Party in the Field in the Territory, including any current or former employee or consultant of Alfacell and its Affiliates; and

(xiv) as of the Effective Date, any Alfacell research or development programs for potential follow-on RNase products (including sequence variants of Ranpirnase) are pre-IND programs.

ARTICLE XII

INDEMNIFICATION AND LIMITATION ON LIABILITY; INSURANCE

12.1 Indemnification by Alfacell. Subject to Section 12.3, Alfacell shall defend, indemnify and hold harmless each of Par and its directors, officers and employees and the successors and assigns of any of the foregoing (each a “Par Indemnitee”) from and against any and all liabilities, damages, settlements, penalties, fines, costs or expenses (including reasonable attorneys’ fees and other expenses of litigation) (collectively, “Losses”) arising, directly or indirectly, out of or in connection with Third Party claims, suits, actions, demands or judgments to the extent relating to or based on Alfacell’s gross negligence, willful misconduct, or breach of its representations, warranties or obligations under this Agreement, except, in each case, to the extent Par has an obligation to indemnify Alfacell under Section 12.2.

12.2 Indemnification by Par. Subject to Section 12.3, Par shall defend, indemnify and hold harmless each of Alfacell and its directors, officers and employees and the successors and assigns of any of the foregoing (each an “Alfacell Indemnitee”) from and against any and all Losses arising, directly or indirectly, out of or in connection with Third Party claims, suits, actions, demands or judgments to the extent relating to or based on Par’s gross negligence, willful misconduct, or breach of its representations, warranties or obligations under this Agreement, except, in each case, to the extent Alfacell has an obligation to indemnify Par under Section 12.1.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

12.3 Notice and Procedures. If an Alfacell Indemnitee or a Par Indemnitee (the “Indemnitee”) intends to claim indemnification under this Article XII, it shall promptly notify the other Party (the “Indemnitor”) in writing of any such alleged Losses promptly after it becomes aware of the basis for such indemnification. The Indemnitor shall have the right to control the defense thereof with counsel of its choice, provided, however, that such counsel is reasonably acceptable to Indemnitee; and, provided, further, that any Indemnitee shall have the right to retain its own counsel at its own expense, for any reason, including if representation of any Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party reasonably represented by such counsel in such proceeding. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any Losses covered by this Article XII. The obligations of this Section 12.3 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld, conditioned or delayed unreasonably. The failure to deliver prompt written notice to the Indemnitor shall relieve the Indemnitor of any obligation to the Indemnitee of liability under this Section 12.3 to the extent it is prejudiced thereby. It is understood that only Alfacell or Par may claim indemnity under this Article XII (on its own behalf or on behalf of its Indemnitees), and other Indemnitees may not directly claim indemnity hereunder.

12.4 Limitation of Damages. EXCEPT IN RESPECT OF (A) ANY CLAIM RELATED TO THE WILLFUL MISCONDUCT OF A PARTY OR INTENTIONAL BREACH OF A REPRESENTATION, WARRANTY OR OBLIGATION BY A PARTY UNDER THIS AGREEMENT OR (B) ANY THIRD PARTY CLAIMS UNDER ARTICLE XII, NEITHER PARTY NOR ANY OF ITS REPRESENTATIVES (AS DEFINED IN SECTION 8.1) OR AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

12.5 Insurance.  During the Term and a period of three (3) years thereafter, each Party shall have and maintain, at its own expense, with a reputable and financially secure insurance carrier or carriers, (a) general liability insurance coverage for the manufacture, supply, use and sale of the Product and such Party's activities related to this Agreement as is reasonable, normal and customary in the pharmaceutical industry generally for parties similarly situated and as is appropriate to such activities, and (b) product liability insurance coverage as is reasonable, normal and customary in the pharmaceutical industry generally for the manufacture, supply, use and sale of pharmaceutical products of similar risk profile to the Product.  Subject to the foregoing, each Party shall have in place prior to the Initial Commercial Sale product liability insurance coverage in an amount of not less than *** US dollars ($***) per occurrence, and Alfacell shall have a maximum self-insured retention or deductible of *** US dollars ($***) with respect thereto.  Upon the request of the other Party, each Party shall provide a certificate of insurance evidencing such coverage to the other Party.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

ARTICLE XIII

TERM AND TERMINATION

13.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall expire, unless earlier terminated as provided under Sections 13.2, 13.3, 13.4 or 13.5, on the earlier to occur of

(a) January 1, 2015, if no Full Approval has been obtained for the Product for the Primary UMM Indication or Secondary UMM Indication in the Territory by such date; provided, however, that if Par agrees to waive the precondition in respect thereof pursuant to Section 6.2 and becomes obligated to make a payment to Alfacell of $*** upon the administration of the first dose of the Product to the first patient in a first Phase III Clinical Trial for any Future Indication, then the Term shall automatically be extended until the seventh (7th) anniversary of such payment; or

(b) the latest to occur of the following: (i) in respect of any Indication, the twelfth (12th) anniversary of the initial commercial sale for the Product with such Indication, (ii) the date of expiration of the last Valid Claim within the Alfacell Patents; and (iii) a date later than the foregoing (i) or (ii), which shall be mutually agreed by the Parties in writing, if the Parties agree that Product sales in the Field in the Territory should be continued; provided, however, that if Par becomes obligated to make a payment to Alfacell of $*** upon the administration of the first dose of the Product to the first patient in a first Phase III Clinical Trial for any Future Indication, then the Term shall automatically be extended until the seventh (7th) anniversary of such payment.

13.2 Termination for Breach. If either Party commits a material breach or material default in the performance or observance of any of its obligations under this Agreement, and such breach or default continues for a period of sixty (60) days after delivery by the other Party of written notice reasonably detailing such breach or default and demanding its cure, then the non-breaching or non-defaulting Party shall have the right to terminate this Agreement, with immediate effect, by giving written notice to the breaching or defaulting Party. The Parties shall retain all rights and remedies (at law or in equity) in respect of any breach hereof. In the event that Par reasonably believes that Alfacell has materially breached or materially defaulted under this Agreement and failed to cure such breach or default as provided above, and Par does not wish to terminate its license hereunder, then Par may, in its discretion, retain its license and seek to have a court or an arbitrator (a) determine whether Alfacell has materially breached or defaulted under this Agreement and failed to timely cure such material breach or default, and (b) if such court or arbitrator determines that Alfacell has so materially breached or defaulted and has failed to timely cure such material breach or default, and that Par has suffered Losses arising, directly or indirectly, out of or in connection with or relating to or based on such uncured material breach or default, then such court or arbitrator may either (i) award monetary damages or (ii) prospectively reduce royalty rates and/or other payments hereunder (including reduction in milestone payments), where (i) or (ii) would be objectively determined by such court or arbitrator to be a fair and reasonable remedy for any actual damages determined to have been suffered by Par by such material breach or default by Alfacell.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

13.3 Termination for Bankruptcy.  Each Party (the “Insolvent Party”) shall promptly notify the other Party (the “Solvent Party”) in writing upon the initiation of any proceeding in bankruptcy, reorganization, dissolution, liquidation or arrangement for the appointment of a receiver or trustee to take possession of the assets of the Insolvent Party or similar proceeding under the law for release of creditors by or against the Insolvent Party or if the Insolvent Party shall make a general assignment for the benefit of its creditors. If the applicable circumstance described above shall have continued for sixty (60) days undismissed, unstayed, unbonded and undischarged, the Solvent Party may terminate this Agreement upon written notice to the Insolvent Party within ninety (90) days of the Insolvent Party providing the notice referenced above; provided, however, if the Insolvent Party provides for the cure of all of its defaults under this Agreement (if any) and provides adequate assurance of its future performance of its obligations to the Solvent Party’s reasonable satisfaction, then the Solvent Party shall not have the right to terminate this Agreement pursuant to this Section 13.3. All licenses and rights to licenses granted under or pursuant to this Agreement and the Supply Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code. Par, as the licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The foregoing provisions of this Section 13.3 are without prejudice to any rights Par may have arising under the Code or other applicable law.

13.4 Termination for Failure to Meet UMM Milestones. Par shall have the right to terminate this Agreement on ninety days’ written notice to Alfacell if (a) the Product for the Primary UMM Indication shall not obtain Full Approval on or before January 1, 2012, or (b) the Product for the Primary UMM Indication receives a Not Approvable communication from the FDA.

13.5 Other Grounds for Termination. A Party may terminate this Agreement pursuant to the terms and conditions of Sections 4.1(e) and/or 4.4(b).

13.6 Effects of Termination.

(a) If Par elects to terminate this Agreement in accordance with Section 13.2, all rights and licenses granted to Par shall automatically and immediately terminate and shall revert to Alfacell (unless otherwise expressly set forth herein).

(b) If Alfacell elects to terminate this Agreement in accordance with Section 13.2, (i) all rights and licenses granted to Par pursuant to this Agreement shall automatically and immediately terminate and Par immediately shall discontinue Commercialization of Product and all use of the Product Trademarks, Trade Names and the Alfacell Technology (without any right to sell inventory pursuant to subsection (d) below); and (ii) Par shall pay within thirty (30) days after such termination: (x) all accrued and unpaid amounts due to Alfacell in accordance with the terms of this Agreement (including, if such termination shall occur following the grant of Regulatory Approval, any payments under Section 6.2 that have been achieved but not yet paid by Par, any unpaid Royalties and the Transfer Price for Product manufactured or in process pursuant to Par’s binding sales forecast but not yet delivered to Par, as well as raw materials purchased therefor, but only to the extent that Alfacell is unable to sell such Product); and (y) any other amounts that will become due to Alfacell through or after the effective date of such termination in accordance with the terms hereof. The remedies set forth in this Section 13.6(b) are in addition to any rights and remedies otherwise available to Alfacell at law or in equity.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

(c) Upon the termination or expiration of this Agreement each Party shall return to the other Party, or destroy, all Confidential Information of the other Party.

(d) Except in the case of termination of this Agreement by Alfacell under Section 13.2, Par may continue to sell inventory of Product then on hand for an additional period not to exceed six (6) months, and the sale of such Product shall be subject to the terms and conditions of this Agreement.

13.7 Surviving Rights. The expiration or termination of this Agreement shall not affect the obligations and rights of the Parties which from their context are intended to survive such expiration or termination. Without limiting the foregoing sentence, the provisions of Section 6.5; Section 10.1 (with respect to Par’s obligation to forward all ADE reports); Sections 12.1 through 12.4; Sections 13.3 (with respect to Par’s rights under the Code) and 13.6; this Section 13.7; and Section 13.8; and Articles I, VIII and XIV, shall survive termination or expiration of this Agreement.

13.8 Accrued Rights and Surviving Obligations. The termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration, including any damages arising from any breach hereunder. Such termination or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

ARTICLE XIV

MISCELLANEOUS

14.1 Entire Agreement; Modification. This Agreement, together with the Schedules attached hereto and incorporated herein, constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether verbal or written, between the Parties with respect to the subject matter hereof. No modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

14.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns; provided, however, that neither Party shall assign any of its rights and obligations hereunder without the prior written consent of the other Party except to an Affiliate or as incident to the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or actual voting control of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 14.2 shall be null and void. In the event of a Change of Control of Par or Alfacell, the surviving entity shall promptly confirm to Alfacell or Par, as applicable, in writing its obligation to abide by the terms and conditions of this Agreement, and shall meet with Alfacell or Par, as applicable, within thirty (30) days of such Change of Control to discuss and review continued performance under this Agreement.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

14.3 Performance by Sub-distributors. The Parties recognize that, subject to Section 4.3, Par may perform some or all of its obligations under this Agreement through one (1) or more of its Sub-distributors, which may or may not be Affiliates of Par; provided, however, that Par shall remain responsible for and shall guarantee such performance by its Sub-distributors (whether or not Affiliates), and shall cause its Sub-distributors (whether or not Affiliates) to comply with the provisions of this Agreement in connection with such performance.

14.4 Notices. Any notices given under this Agreement shall be in writing, addressed to the Parties at the following addresses, and delivered by person, by facsimile followed by U.S. Mail, return receipt requested, or by FedEx or other reputable national courier service. Any such notice shall be deemed to have been given as of the day of personal delivery, one (1) business day after the date sent by facsimile service or on the day of delivery to the other Party confirmed by the courier service.

In the case of Alfacell:	Alfacell Corporation 300 Atrium Drive Somerset, NJ 08873 Attention: Chief Executive Officer Facsimile: (732) 652-4575

with a copy (which shall not constitute notice) to:	Heller Ehrman LLP Times Square Tower 7 Times Square New York, New York 10036 Attention: Kevin T. Collins Facsimile: (212) 763-7600

In the case of Par:	Par Pharmaceutical, Inc. 300 Tice Boulevard Woodcliff Lake, NJ 07677 Attn: General Counsel’s Office Fax: (201) 802-4223

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

with a copy (which shall not constitute notice) to:	Orrick, Herrington & Sutcliffe LLP 666 Fifth Avenue New York, NY 10103-0001 Attn: R. King Milling, Jr., Esq. Fax: (212) 506-5151

Either Party may change its address for communications by a notice to the other Party in accordance with this Section 14.4.

14.5 Dispute Resolution. The Parties recognize that a bona fide dispute as to certain matters may, from time to time, arise during the Term that relates to a Party’s rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either Party may, by written notice to the other Party, have such dispute referred to the respective officers designated below, or their successors, for attempted resolution by good faith negotiation within thirty (30) days after such notice is received. Such designated officers are as follows:

For Alfacell:	Kuslima Shogen, CEO

For Par:	John MacPhee, President, Strativa Pharmaceuticals (a division of Par Pharmaceutical, Inc.)

In the event that the designated officers are not able to resolve the dispute within such thirty (30)-day period, or such other period of time as the Parties may mutually agree to in writing, the Parties shall attempt in good faith to resolve such dispute in a voluntary, amicable and expeditious manner through  non-binding mediation  in New York, New York under the International Institute for Conflict Prevention and Resolution (“CPR”) Mediation Procedure then currently in effect. Unless the Parties agree otherwise, the mediator will be selected from the JAMS panel of neutrals and each Party shall bear its own costs.  If the dispute is not resolved within sixty (60) days of a Party’s written request for mediation, there is no further obligation to mediate.  If the Parties are unable to resolve any dispute through mediation as  set forth in this Section 14.5, each Party shall have the right to pursue any and all remedies available at law or in equity.

14.6 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to any rules of conflicts of laws. The Parties hereby consent to the exclusive jurisdiction of the Federal and State courts of New York and hereby waive any objection to venue or forum laid therein. The Parties hereby agree that service of process by certified mail, return receipt requested, shall constitute personal service for all purposes hereof. The Parties expressly reject the application of the United Nations Convention on Contracts for the International Sale of Goods and all implementing legislation thereunder. EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

14.7 Force Majeure. A Party hereto shall be excused and shall not be held liable or responsible for failure or delay in fulfilling or performing any of its obligations under this Agreement if such failure or delay is caused by acts of God, acts of the public enemy, fire, explosion, flood, drought, war, terrorists, riot, unavailability of raw material, sabotage, embargo, strikes or other labor disputes, intervention of governmental authority, or by any other event or circumstance of like or different character to the foregoing beyond the reasonable control and without the fault or negligence of the affected Party (each, a “Force Majeure Event”). Such excuse shall continue as long as the Force Majeure Event continues. Upon cessation of such Force Majeure Event, such Party shall promptly resume performance hereunder. Each Party agrees to give the other Party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof and the extent to which the affected Party will be unable to perform its obligations hereunder. Each affected Party further agrees to use reasonable efforts to correct or otherwise address the Force Majeure Event as soon as practicable and to give the other Party prompt written notice when it is again fully able to perform such obligations.

14.8 Independent Contractors. In making and performing this Agreement, Par and Alfacell act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Alfacell and Par. At no time shall one Party make commitments or incur any charges or expenses for or in the name of the other Party.

14.9 Severability; Waiver. If one (1) or more of the provisions of this Agreement are held by any court or authority having jurisdiction over this Agreement or either of the Parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the Parties and, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be affected so long as the Parties are still able to realize the principal benefits bargained for in this Agreement. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

14.10 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.11 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the Parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

14.12 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original and all of which shall constitute together the same document. Counterparts may be signed and delivered by facsimile, each of which shall be binding when sent.

14.13 Publicity and Press Releases. Neither Party shall (a) originate any publicity, news release or other public announcement, written or oral, whether to the public press, stockholders or otherwise, relating to this Agreement, any amendment hereto or performance hereunder, or (b) use the name of the other Party in any publicity, news release or other public announcement, except (i) with the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, or (ii) as required by applicable law or regulation, in which case the originating Party shall submit to the other Party (for review and any proposed modifications, as well as the Parties’ coordination, prior to such disclosure or use) each such required disclosure, and shall comply with the terms of Article VIII; provided, however, that if a Party determines in good faith that it is required to make a public disclosure with respect to the subject matter of this Agreement pursuant to any applicable securities laws or the rules of any securities exchange on which its securities are traded, it shall not be required to obtain the prior written approval of the contents of such public disclosure from the other Party, but it shall use its reasonable best efforts to provide the other Party with a reasonable opportunity to review such public disclosure before it is made public and will consider in good faith changes to such public disclosure suggested by the other Party. Public disclosures with respect to the subject matter of this Agreement that contain only information that is consistent with the information contained in prior public disclosures made by one of the Parties in accordance with the terms of this Section 14.13 shall not require prior review or approval by the non-disclosing Party. Par acknowledges that Alfacell will be obligated to file a copy of this Agreement with the United States Securities and Exchange Commission (“SEC”). Alfacell will seek confidential treatment of those portions of this Agreement which it deems appropriate under applicable regulations of the SEC.

[Signature Page Follows]

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH SECURITIES AND EXCHANGE COMMISSION
ASTERISKS DENOTE SUCH OMISSION

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ALFACELL CORPORATION

By:	/s/ Kuslima Shogen
Name:	Kuslima Shogen
Title:	Chairman & CEO

PAR PHARMACEUTICAL, INC.

By:	/s/ Patrick G. LePore
Name:	Patrick G. LePore
Title:	CEO & President